Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
ENERGY FUTURE HOLDINGS CORP., et al.,[1]	)	Case No. 14-10979 (CSS)
)
Debtors.	)	(Jointly Administered)
)

JOINT PLAN OF REORGANIZATION

OF ENERGY FUTURE HOLDINGS CORP., ET AL.,

PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

KIRKLAND & ELLIS LLP	RICHARDS LAYTON & FINGER
601 Lexington Avenue	920 North King Street
New York, New York 10022	Wilmington, Delaware 19801
Telephone: (212) 446-4800	Telephone: (302) 651-7700
Facsimile: (212) 446-4900 —and— 300 North LaSalle Chicago, Illinois 60654 Telephone: (312) 862-2000 Facsimile: (312) 862-2200	Facsimile: (302) 651-7701

Counsel to the Debtors and Debtors in Possession

—and—

PROSKAUER ROSE LLP	O’KELLY ERNST & BIELLI, LLC
Three First National Plaza 70 W. Madison Street, Suite 3800 Chicago, IL 60602	901 North Market Street Wilmington, Delaware 19801 Telephone: (302) 778-4000
Telephone: (312) 962-3550	Facsimile: (302) 295-2873
Facsimile: (312) 962-3551

Co-Counsel to the Debtor Energy Future Holdings Corp.

—and—

[1]	The last four digits of Energy Future Holdings Corp.’s tax identification number are 8810. The location of the debtors’ service address is 1601 Bryan Street, Dallas, Texas 75201. Due to the large number of debtors in these chapter 11 cases, which are being jointly administered, a complete list of the debtors and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the debtors’ claims and noticing agent at http://www.efhcaseinfo.com.

CRAVATH, SWAINE AND MOORE LLP	STEVENS & LEE, P.C.
Worldwide Plaza 825 Eighth Avenue New York, New York 10019	1105 North Market Street, Suite 700 Wilmington, Delaware 19801 Telephone: (302) 425-3310
Telephone: (212) 474-1978	Facsimile: (610) 371-7927
Facsimile: (212) 474-3700

Co-Counsel to the Debtor Energy Future Intermediate Holding Company LLC

—and—

MUNGER, TOLLES & OLSON LLP	MCELROY, DEUTSCH, MULVANEY & CARPENTER, LLP
355 South Grand Avenue, 35th Floor Los Angeles, California 90071 Telephone: (213) 683-9100	300 Delaware Avenue, Suite 770 Wilmington, Delaware 19801 Telephone: (302) 300-4515
Facsimile: (213) 683-4022	Facsimile: (302) 654-4031

Co-Counsel to the TCEH Debtors

Dated: April 14, 2015

ii

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		4
A.	Defined Terms	4
B.	Rules of Interpretation	28
C.	Computation of Time	29
D.	Governing Law	30
E.	Reference to Monetary Figures	30

ARTICLE II. ADMINISTRATIVE CLAIMS, DIP CLAIMS, AND PRIORITY TAX CLAIMS		30
A.	Administrative Claims	30
B.	DIP Claims	32
C.	Priority Tax Claims	33

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		34
A.	Classification of Claims and Interests	34
B.	Treatment of Claims and Interests	36
C.	Special Provision Governing Unimpaired Claims	49
D.	Elimination of Vacant Classes	49
E.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	49
F.	Controversy Concerning Impairment	49
G.	Subordinated Claims	49

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		49
A.	General Settlement of Claims and Interests	49
B.	Restructuring Transactions	50
C.	Sources of Consideration for Plan Distributions	51
D.	Intercompany Account Settlement	53
E.	Competitive Tax Sharing Agreement	53
F.	Corporate Existence	53
G.	Vesting of Assets in the Reorganized Debtors	54
H.	Cancellation of Existing Securities and Agreements	54
I.	Corporate Action	54
J.	New Organizational Documents	55
K.	Directors and Officers of the Reorganized Debtors	55
L.	Section 1146 Exemption	55
M.	Director, Officer, Manager, and Employee Liability Insurance	55
N.	Management Incentive Plans	56
O.	Employee Obligations	56
P.	Preservation of Causes of Action	56
Q.	Payment of Certain Fees	57
R.	Treatment of Certain Claims of the PBGC and Pension Plan	57

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		57
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	57
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	57
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	58
D.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases	58
E.	Indemnification Obligations	58
F.	Insurance Policies	59
G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	59
H.	Reservation of Rights	59
I.	Nonoccurrence of Effective Date	59
J.	Contracts and Leases Entered Into After the Petition Date	59

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		59
A.	Timing and Calculation of Amounts to Be Distributed	59
B.	Disbursing Agent	60
C.	Rights and Powers of Disbursing Agent	60
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	60
E.	Manner of Payment	61
F.	Section 1145 Exemption	62
G.	Compliance with Tax Requirements	62
H.	No Postpetition or Default Interest on Claims	62
I.	Setoffs and Recoupment	62
J.	No Double Payment of Claims	63
K.	Claims Paid or Payable by Third Parties	63

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		63
A.	Allowance of Claims	63
B.	Claims Administration Responsibilities	64
C.	Estimation of Claims	64
D.	Adjustment to Claims without Objection	64
E.	Time to File Objections to Claims or Interests	64
F.	Disallowance of Claims	64
G.	Amendments to Proofs of Claim	65
H.	Reimbursement or Contribution	65
I.	No Distributions Pending Allowance	65
J.	Distributions After Allowance	65

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		65
A.	Discharge of Claims and Termination of Interests	65
B.	Release of Liens	66
C.	Releases by the Debtors	66
D.	Releases by Holders of Claims and Interests	67
E.	Exculpation	67
F.	Injunction	67
G.	Protections Against Discriminatory Treatment	68
H.	Recoupment	68
I.	Subordination Rights	68
J.	Document Retention	68

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		69
A.	Conditions Precedent to Confirmation	69
B.	Conditions Precedent to the Effective Date	70
C.	Waiver of Conditions	71
D.	Effect of Failure of Conditions	71

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		71
A.	Modification and Amendments	71
B.	Effect of Confirmation on Modifications	71
C.	Revocation or Withdrawal of Plan	71

ARTICLE XI. RETENTION OF JURISDICTION		72

ARTICLE XII. MISCELLANEOUS PROVISIONS		73
A.	Immediate Binding Effect	73
B.	Additional Documents	74
C.	Payment of Statutory Fees	74

D.	Statutory Committee and Cessation of Fee and Expense Payment	74
E.	Reservation of Rights	74
F.	Successors and Assigns	74
G.	Notices	74
H.	Term of Injunctions or Stays	76
I.	Entire Agreement	76
J.	Exhibits	76
K.	Nonseverability of Plan Provisions	76
L.	Votes Solicited in Good Faith	77
M.	Waiver or Estoppel	77
N.	Conflicts	77

INTRODUCTION

The Debtors (as defined herein) propose this joint plan of reorganization (the “Plan”) for the resolution of the outstanding claims against, and interests in, the Debtors pursuant to the Bankruptcy Code. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Article I.A of the Plan. Holders of Claims and Interests should refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, accomplishments during the Chapter 11 Cases, and projections of future operations, as well as a summary and description of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. At the same time, the Debtors continue to consider and evaluate other Plan structures.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

THIS IS NOT A SOLICITATION OF AN ACCEPTANCE OR REJECTION OF THE PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DRAFT PLAN HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms.

As used in the Plan, capitalized terms have the meanings set forth below.

1. “2005 Oncor Transfer” means those certain 2005 transactions pursuant to which the equity of Oncor’s predecessor, TXU Electric Delivery Company LLC, was dividended from EFCH’s predecessor, TXU US Holdings Company, to EFH Corp.’s predecessor, TXU Corp.

2. “2007 Acquisition” means the transactions that occurred in October 2007 in which TEF and Texas Holdings and their direct and indirect equity holders became the direct and indirect equity holders of each of the Debtors.

3. “2011 Amend and Extend Transactions” means those certain transactions effectuated by TCEH and EFCH in April 2011, including the TCEH Credit Amendment and the issuance of the TCEH First Lien Notes.

4. “503(b)(9) Claim” means a Claim or any portion thereof entitled to administrative expense priority pursuant to section 503(b)(9) of the Bankruptcy Code.

5. “Additional Interest” means additional interest payable on the EFIH First Lien Notes, the EFIH Second Lien Notes, or the EFIH Unsecured Notes, as applicable, under the registration rights agreements associated with such notes so long as EFIH has not registered such notes in accordance with the Securities Act, on the terms set forth in such registration rights agreements.

6. “Administrative Claim” means a Claim for costs and expenses of administration of the Estates under sections 503(b) (including 503(b)(9) Claims), 507(b), or 1114(e)(2) of the Bankruptcy Code, other than DIP Claims, including: (a) the actual and necessary costs and expenses incurred after the Petition Date through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911–1930; and (d) all Intercompany Claims authorized pursuant to the Cash Management Order.

7. “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to General Administrative Claims, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date.

8. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

9. “Allowed” means with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest as to which no objection has been Filed and that is evidenced by a Proof of Claim or Interest, as applicable, timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely Filed; or (c) a Claim or Interest that is Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.

10. “Assumed Executory Contract and Unexpired Leases” means those Executory Contracts and Unexpired Leases to be assumed by the Reorganized Debtors, including as set forth on the Assumed Executory Contract and Unexpired Lease List.

11. “Assumed Executory Contract and Unexpired Lease List” means the list, as determined by the Debtors or the Reorganized Debtors, as applicable, of Executory Contracts and Unexpired Leases that will be assumed by the Reorganized Debtors, which shall be included in the Plan Supplement.

12. “AST&T” means American Stock Transfer & Trust Company, LLC.

13. “Backstop Agreement” means, in the Backstop Scenario, the Backstop Agreement, dated as of [                    ], by and among the Debtors and the Backstop Parties, as may be amended, supplemented, or otherwise modified from time to time, including all exhibits attached thereto.

14. “Backstop Commitment” means, in the Backstop Scenario, $[        ] in Cash committed by the Backstop Parties and funded on the terms set forth in the Plan and the Backstop Agreement.

15. “Backstop Fee” means, in the Backstop Scenario, if any, [                ] shares of Reorganized EFH Common Stock, in value equal to [    ]% of the Backstop Commitment, paid as a fee to the Backstop Parties under the Backstop Agreement on the Effective Date.

16. “Backstop Parties” means, in the Backstop Scenario, [        ], understanding that Reorganized EFH must be at least 50% owned by existing creditors.

17. “Backstop Plan Value” means, in the Backstop Scenario, the enterprise valuation of Reorganized EFH agreed to by the Debtors and the Backstop Parties under the Backstop Agreement that shall be applied to all distributions of Reorganized EFH Common Stock under the Plan.

18. “Backstop Scenario” means the scenario in which the Debtors determine to enter into the Backstop Agreement in accordance with the Bidding Procedures Order.

19. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

20. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the District of Delaware.

21. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

22. “Bar Date” means the date established by the Bankruptcy Court by which Proofs of Claim and Interests must be Filed.

23. “Bidding Procedures Order” means the Order (A) Approving Revised Bidding Procedures, (B) Scheduling an Auction and Related Deadlines and Hearings, and (C) Approving the Form and Manner of Notice Thereof [D.I. 3295].

24. “BNY” means The Bank of New York Mellon Trust Company, N.A.

25. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

26. “Cash” means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America.

27. “Cash Collateral Order” means the Final Order (A) Authorizing Use of Cash Collateral for Texas Competitive Electric Holdings Company LLC and Certain of its Debtor Affiliates, (B) Granting Adequate Protection, and (C) Modifying the Automatic Stay [D.I. 855].

28. “Cash Consideration” means, collectively: (a) Cash on hand at EFH Corp. and EFIH as of the Effective Date (i) in the amount of $[        ], in the Standalone Scenario, (ii) in excess of $[        ], in the Merger Scenario, or, (iii), in excess of $[        ], in the Backstop Scenario; (b) in the Merger Scenario, $[        ] funded by the Parent and the Merger Sub or, in the Backstop Scenario, the amount required to be funded under the Total Transaction Consideration, which shall not exceed the Backstop Commitment; and (c) the cash proceeds of the Tranche A New Reorganized EFIH First Lien Debt.

29. “Cash Management Order” means the Final Order (A) Authorizing the Debtors to (I) Continue Using Their Existing Cash Management System, (II) Maintain Existing Bank Accounts and Business Forms, and (III) Continue Using Certain Investment Accounts; (B) Authorizing Continued Intercompany Transactions and Netting of Intercompany Claims; and (C) Granting Postpetition Intercompany Claims Administrative Expense Priority [D.I. 801].

30. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

31. “Certificates of Merger” means, in the Merger Scenario, the certificates of merger to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas pursuant to the Merger Agreement.

32. “Chapter 11 Cases” means, collectively: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used with reference to all the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

33. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

34. “Claims and Noticing Agent” means Epiq Bankruptcy Solutions, LLC, retained as the Debtors’ notice and claims agent pursuant to the Order Approving the Retention and Appointment of Epiq Bankruptcy Solutions as the Claims and Noticing Agent for the Debtors [D.I. 321].

35. “Claims Register” means the official register of Claims maintained by the Claims and Noticing Agent.

36. “Class” means a category of Claims or Interests as set forth in Article III of the Plan.

37. “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

38. “COD Income” means the cancellation of indebtedness income resulting from the discharge of Claims against the EFH Debtors and EFIH under the Plan.

39. “Collective Professional Fee Claims” means Professional Fee Claims incurred by a Professional for the collective benefit of two or more of TCEH, EFH Corp., and EFIH.

40. “Competitive Tax Sharing Agreement” means that certain Federal and State Income Tax Allocation Agreement (as amended and restated from time to time), dated May 15, 2012, by and among EFH Corp. and certain of its direct and indirect subsidiaries.

41. “Computershare Trust” means, collectively: (a) Computershare Trust Company, N.A.; and (b) Computershare Trust Company of Canada.

42. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

43. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

44. “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

45. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance reasonably satisfactory to the DIP Agents.

46. “Conflict Matters” means for each of EFH Corp., EFIH, and EFCH/TCEH, as defined in the respective resolutions of the applicable Board of Directors or Board of Managers dated November 7, 2014 and December 9, 2014 including the determination of whether any matter constitutes a “Conflict Matter.”

47. “Consummation” means the occurrence of the Effective Date.

48. “Contributed TCEH Debtors” means the one or more TCEH Debtors whose equity will be contributed by Reorganized TCEH to the Preferred Stock Entity in the Preferred Stock Sale, if any.

49. “Contribution” means, as part of the Tax-Free Spin-Off, immediately following the cancellation of Claims against TCEH, the transfer to Reorganized TCEH (a) by TCEH, of its assets (excluding the stock of TCEH Finance) and certain liabilities and (b) by the EFH Debtors, of the equity securities of EFH Corporate Services and its subsidiaries and certain other assets, liabilities, and equity interests related to the TCEH Debtors’ operations, in exchange for the consideration described in Article IV.B.2 of the Plan.

50. “Cure Claim” means a Claim based upon the Debtors’ defaults on an Executory Contract or Unexpired Lease at the time such Executory Contract or Unexpired Lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code.

51. “Dealer Managers” means the dealer managers under the Dealer Manager Agreement.

52. “Dealer Manager Agreement” means that certain dealer manager agreement approved under the EFIH First Lien Approval Order.

53. “Debtor” means one of the Debtors, in its individual capacity as a debtor and debtor in possession in its respective Chapter 11 Case.

54. “Debtors” means, collectively: (a) the TCEH Debtors; (b) the EFIH Debtors; and (c) the EFH Debtors.

55. “Debtors’ Professional Fees” means the Professional Fee Claims incurred by the Debtors’ Professionals.

56. “DIP Agents” means, collectively: (a) the TCEH DIP Agent; and (b) the EFIH First Lien DIP Agent.

57. “DIP Agreements” means, collectively: (a) the TCEH DIP Credit Agreement; and (b) the EFIH First Lien DIP Credit Agreement.

58. “DIP Claims” means, collectively: (a) the TCEH DIP Claims; and (b) the EFIH First Lien DIP Claims.

59. “DIP Facilities” means, collectively: (a) the TCEH DIP Facility; and (b) the EFIH First Lien DIP Facility.

60. “DIP Lenders” means the DIP Agents, the TCEH DIP L/C Issuers, the banks, financial institutions, and other lenders party to the DIP Facilities from time to time, and each arranger, bookrunner, syndication agent, manager, and documentation agent under the DIP Facilities.

61. “DIP Orders” means, collectively: (a) the TCEH Final DIP Order; and (b) the EFIH First Lien Final DIP Order.

62. “Direct Professional Fee Claims” means Professional Fee Claims incurred by a Professional for the benefit of only one of the following: (a) the EFH Debtors; (b) the EFIH Debtors; or (c) the TCEH Debtors.

63. “Disbursing Agent” means the Reorganized Debtors or the Entity or Entities authorized to make or facilitate distributions under the Plan as selected by the Debtors or the Reorganized Debtors, as applicable.

64. “Disclosure Statement” means the Disclosure Statement For the Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I.         ], dated April 14, 2015, including all exhibits and schedules thereto, as approved by the Bankruptcy Court [D.I.         ].

65. “Disinterested Directors and Managers” means the disinterested directors and managers of EFH Corp., EFIH, and EFCH/TCEH.

66. “Disputed” means with regard to any Claim or Interest, a Claim or Interest that is not Allowed, including any Claim or Interest that has been disallowed by Final Order of the Bankruptcy Court or under the Plan.

67. “Distribution” means, as part of the Tax-Free Spin-Off, and following the Contribution and the Reorganized TCEH Conversion, the Pro Rata distribution of the Reorganized TCEH Common Stock and the net Cash proceeds of the New Reorganized TCEH Debt received in the Contribution to Holders of Allowed TCEH First Lien Secured Claims.

68. “Distribution Date” means the Effective Date and any Periodic Distribution Date thereafter.

69. “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims and Allowed Interests (other than DIP Claims), which date shall be 14 days before the first day of the Confirmation Hearing or such other date as designated in an order by the Bankruptcy Court.

70. “DTC” means the Depository Trust Company.

71. “EFCH” means Energy Future Competitive Holdings Company LLC, a Delaware limited liability company, and its successors and assigns.

72. “EFCH 2037 Note Claim” means any Claim derived from or based upon the EFCH 2037 Notes.

73. “EFCH 2037 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated December 1, 1995, by and between EFCH, successor to TXU US Holdings Company, as issuer, and the EFCH 2037 Notes Trustee.

74. “EFCH 2037 Notes” means, collectively: (a) the EFCH Fixed 2037 Notes; and (b) the EFCH Floating 2037 Notes.

75. “EFCH 2037 Notes Trustee” means BNY, or any successor thereto, as trustee under the EFCH 2037 Note Indenture.

76. “EFCH Fixed 2037 Notes” means the 8.175% fixed rate notes due January 30, 2037, issued by EFCH pursuant to the EFCH 2037 Note Indenture.

77. “EFCH Floating 2037 Notes” means the 1.245% floating rate notes due January 30, 2037, issued by EFCH pursuant to the EFCH 2037 Note Indenture.

78. “Effective Date” means, with respect to the Plan, the date after the Confirmation Date selected by the Debtors, including the Debtors acting at the direction of the Disinterested Directors and Managers with respect to Conflict Matters, on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions precedent specified in Article IX.B have been satisfied or waived (in accordance with Article IX.C).

79. “EFH 2019 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated November 16, 2009, by and among EFH Corp., as issuer, and the EFH Notes Trustee.

80. “EFH 2019 Notes” means the 9.75% unsecured notes due October 15, 2019, issued by EFH Corp. pursuant to the EFH 2019 Note Indenture.

81. “EFH 2020 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated January 12, 2010, by and among EFH Corp., as issuer, and the EFH Notes Trustee.

82. “EFH 2020 Notes” means the 10.0% unsecured notes due January 15, 2020, issued by EFH Corp. pursuant to the EFH 2020 Note Indenture.

83. “EFH Corp.” means Energy Future Holdings Corp., a Texas corporation, and its successors and assigns.

84. “EFH Corporate Services” means EFH Corporate Services Company, a Texas corporation, and its successors and assigns.

85. “EFH Debtor Intercompany Claim” means any Claim by an EFH Debtor against another EFH Debtor.

86. “EFH Debtors” means, collectively: (a) EFH Corp.; (b) Brighten Energy LLC; (c) Brighten Holdings LLC; (d) Dallas Power and Light Company, Inc.; (e) Ebasco Services of Canada Limited; (f) EEC Holdings, Inc.; (g) EECI, Inc.; (h) EFH Australia (No. 2) Holdings Company; (i) EFH CG Holdings Company LP; (j) EFH CG Management Company LLC; (k) EFH Corporate Services; (l) EFH Finance (No. 2) Holdings Company; (m) EFH FS Holdings Company; (n) EFH Renewables Company LLC; (o) Generation Development Company LLC; (p) Lone Star Energy Company, Inc.; (q) Lone Star Pipeline Company, Inc.; (r) LSGT Gas Company LLC; (s) LSGT SACROC, Inc.; (t) NCA Development Company LLC; (u) Southwestern Electric Service Company, Inc.; (v) Texas Electric Service Company, Inc.; (w) Texas Energy Industries Company, Inc.; (x) Texas Power and Light Company, Inc.; (y) Texas Utilities Company, Inc.; (z) Texas Utilities Electric Company, Inc.; (aa) TXU Electric Company, Inc.; and (bb) TXU Receivables Company.

87. “EFH Group” means the “affiliated group” (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which EFH Corp. is the common parent.

88. “EFH/EFIH Committee” means the statutory committee of unsecured creditors of EFH Corp., EFIH, EFIH Finance, and EECI, Inc., appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee on October 27, 2014, the membership of which may be reconstituted from time to time.

89. “EFH LBO Note Guaranty Claim” means any Claim against EFIH derived from or based upon the EFH LBO Notes.

90. “EFH LBO Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated October 31, 2007, by and among EFH Corp., as issuer, EFCH and EFIH as guarantors, and the EFH Notes Trustee.

91. “EFH LBO Note Primary Claim” means any Claim against EFH Corp. derived from or based upon the EFH LBO Notes.

92. “EFH LBO Notes” means, collectively: (a) the EFH LBO Senior Notes; and (b) the EFH LBO Toggle Notes.

93. “EFH LBO Senior Notes” means the 10.875% senior notes due November 1, 2017, issued by EFH Corp. pursuant to the EFH LBO Note Indenture.

94. “EFH LBO Toggle Notes” means the 11.25%/12.00% toggle notes due November 1, 2017, issued by EFH Corp. pursuant to the EFH LBO Note Indenture.

95. “EFH Legacy Note Claim” means any Claim derived from or based upon the EFH Legacy Notes, including any Claim derived from or based upon EFH Legacy Notes held by EFIH.

96. “EFH Legacy Note Indentures” means those certain Indentures, as amended or supplemented from time to time, dated November 1, 2004, by and among EFH Corp., as issuer, and the EFH Notes Trustee.

97. “EFH Legacy Notes” means, collectively: (a) the 5.55% Series P Senior Notes due November 15, 2014; (b) the 6.50% Series Q Senior Notes due November 15, 2024; and (c) the 6.55% Series R Senior Notes due November 15, 2034, issued by EFH Corp. pursuant to the EFH Legacy Note Indentures and related officers’ certificates.

98. “EFH Non-Qualified Benefit Claim” means any Claim against the EFH Debtors derived from or based upon either: (a) a non-contributory, non-qualified pension plan that provides retirement benefits to participants whose tax-qualified pension benefits are limited due to restrictions under the Internal Revenue Code and/or deferrals to other benefit programs; and/or (b) a contributory, non-qualified defined contribution plan that permits participants to voluntarily defer a portion of their base salary and/or annual incentive plan bonuses.

99. “EFH Notes Trustee” means AST&T, in its capacity as successor trustee to BNY.

100. “EFH Settlement Claim” means the Claim in the amount of $10 million for Holders of Interests in EFH Corp., an amount up to which shall be paid from the EFH Transaction Consideration Pool, in consideration of the terms and conditions embodied in this Plan.

101. “EFH Swap Claim” means any Claim against EFH Corp. derived from or based upon the EFH Swaps.

102. “EFH Swaps” means those certain swaps entered into by EFH Corp. on an unsecured basis.

103. “EFH Transaction Consideration Pool” means Transaction Consideration equal to the Total Transaction Consideration less the Priority Transaction Consideration Pool and the EFIH Transaction Consideration Pool, but not exceeding $1.41 billion, and funded in accordance with Article IV.C.7 of the Plan.

104. “EFH Unexchanged Note Claim” means any Claim derived from or based upon the EFH Unexchanged Notes.

105. “EFH Unexchanged Notes” means, collectively: (a) the EFH 2019 Notes; and (b) the EFH 2020 Notes.

106. “EFIH” means Energy Future Intermediate Holdings Company LLC, a Delaware limited liability company, and its successors and assigns.

107. “EFIH Debtor Intercompany Claim” means any Claim by an EFIH Debtor against another EFIH Debtor.

108. “EFIH Debtors” means, collectively: (a) EFIH; and (b) EFIH Finance.

109. “EFIH DIP Secured Cash Management Banks” means the “Secured Cash Management Banks,” as defined in the EFIH First Lien Final DIP Order.

110. “EFIH DIP Secured Cash Management Obligations” means the “Secured Cash Management Obligations,” as defined in the EFIH First Lien Final DIP Order.

111. “EFIH DIP Secured Hedge Banks” means the “Secured Hedge Banks,” as defined in the EFIH First Lien Final DIP Order.

112. “EFIH DIP Secured Hedge Obligations” means the “Secured Hedge Obligations,” as defined in the EFIH First Lien Final DIP Order.

113. “EFIH Finance” means EFIH Finance Inc., a Delaware corporation, and its successors and assigns.

114. “EFIH First Lien 2017 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated August 14, 2012, by and among the EFIH Debtors, as issuers, and the EFIH First Lien Notes Trustee.

115. “EFIH First Lien 2017 Notes” means the 6.875% senior secured notes due August 15, 2017, issued by the EFIH Debtors pursuant to the EFIH First Lien 2017 Note Indenture.

116. “EFIH First Lien 2020 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated August 17, 2010, by and among the EFIH Debtors, as issuers, and the EFIH First Lien Notes Trustee.

117. “EFIH First Lien 2020 Notes” means the 10.0% senior secured notes due December 1, 2020, issued by the EFIH Debtors pursuant to the EFIH First Lien 2020 Note Indenture.

118. “EFIH First Lien Approval Order” means the Order Approving EFIH First Lien Settlement [D.I. 858].

119. “EFIH First Lien DIP Agent” means Deutsche Bank AG New York Branch, or its duly appointed successor, in its capacity as administrative agent and collateral agent for the EFIH First Lien DIP Facility.

120. “EFIH First Lien DIP Claim” means any Claim derived from or based upon the EFIH First Lien DIP Credit Agreement or the EFIH First Lien Final DIP Order, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges.

121. “EFIH First Lien DIP Collateral” means the “EFIH DIP Collateral,” as defined in the EFIH First Lien Final DIP Order.

122. “EFIH First Lien DIP Contingent Obligations” means the “Contingent Obligations,” as defined in the EFIH First Lien DIP Credit Agreement, including any and all expense reimbursement obligations of the Debtors that are contingent as of the Effective Date.

123. “EFIH First Lien DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 19, 2014, as amended, supplemented, or modified from time to time, by and among EFIH, EFIH Finance, the banks, financial institutions, and other lenders from time to time party thereto, the EFIH First Lien DIP Agent, and the other agents and entities party thereto, collectively with the “EFIH First Lien DIP Documents,” as defined in the EFIH First Lien Final DIP Order.

124. “EFIH First Lien DIP Facility” means the EFIH Debtors’ $5.4 billion debtor-in-possession financing facility, as approved on a final basis pursuant to the EFIH First Lien Final DIP Order.

125. “EFIH First Lien Final DIP Order” means the Final Order (A) Approving Postpetition Financing For Energy Future Intermediate Holding Company LLC and EFIH Finance Inc., (B) Granting Liens and Providing Superpriority Administrative Expense Claims, (C) Approving the Use of Cash Collateral By Energy Future Intermediate Holding Company LLC and EFIH Finance Inc., (D) Authorizing The EFIH First Lien Repayment, (E) Authorizing Issuance of Roll-Up Debt To the Extent Authorized By the Settlement Orders, and (F) Modifying the Automatic Stay [D.I. 859], as amended by the Amended Final Order (A) Approving Postpetition Financing For Energy Future Intermediate Holding Company LLC and EFIH Finance Inc., (B) Granting Liens and Providing Superpriority Administrative Expense Claims, (C) Approving the Use of Cash Collateral By Energy Future Intermediate Holding Company LLC and EFIH Finance Inc., (D) Authorizing The EFIH First Lien Repayment, (E) Authorizing Issuance of Roll-Up Debt To the Extent Authorized By the Settlement Orders, and (F) Modifying the Automatic Stay [D.I. 3856].

126. “EFIH First Lien Note Claim” means any Secured Claim derived from or based upon the EFIH First Lien Notes.

127. “EFIH First Lien Notes” means, collectively: (a) the EFIH First Lien 2017 Notes; and (b) the EFIH First Lien 2020 Notes.

128. “EFIH First Lien Notes Trustee” means Delaware Trust Company, as successor trustee to BNY.

129. “EFIH First Lien Settlement” means that certain settlement approved by the EFIH First Lien Approval Order.

130. “EFIH Second Lien Note Claim” means any Secured Claim derived from or based upon the EFIH Second Lien Notes.

131. “EFIH Second Lien Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated April 25, 2011, by and among the EFIH Debtors, as issuers, and the EFIH Second Lien Notes Trustee.

132. “EFIH Second Lien Notes” means, collectively: (a) the 11.0% senior secured notes due October 1, 2021; and (b) the 11.75% senior secured notes due March 1, 2022, issued by the EFIH Debtors pursuant to the EFIH Second Lien Note Indenture.

133. “EFIH Second Lien Notes Trustee” means Computershare Trust, as successor trustee to BNY.

134. “EFIH Second Lien Partial Repayment” means the partial repayment of EFIH Second Lien Notes, in the amount of up to $750 million, effectuated pursuant to the Order (A) Authorizing Partial Repayment of EFIH Second Lien Notes; (B) Approving EFIH DIP Consent; and (C) Authorizing Consent Fee [D.I. 3855].

135. “EFIH Senior Toggle Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated December 5, 2012, by and among the EFIH Debtors, as issuers, and the EFIH Unsecured Notes Trustee.

136. “EFIH Senior Toggle Notes” means the 11.25%/12.25% senior unsecured notes due December 1, 2018, issued by the EFIH Debtors pursuant to the EFIH Senior Toggle Note Indenture.

137. “EFIH Transaction Consideration Pool” means the Transaction Consideration, if any, used to satisfy the following Claims: (a) the Allowed EFIH First Lien Note Claims, if any; (b) the Allowed EFIH Second Lien Note Claims; and (c) the Allowed General Unsecured Claims Against the EFIH Debtors, funded in accordance with Article IV.C.7 of the Plan.

138. “EFIH Unexchanged Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated November 16, 2009, by and among the EFIH Debtors, as issuers, and the EFIH Unsecured Notes Trustee.

139. “EFIH Unexchanged Notes” means the 9.75% unsecured notes due October 15, 2019, issued by the EFIH Debtors pursuant to the EFIH Unexchanged Note Indenture.

140. “EFIH Unsecured Note Claim” means any Claim derived from or based upon the EFIH Unsecured Notes.

141. “EFIH Unsecured Notes” means, collectively: (a) the EFIH Senior Toggle Notes; and (b) the EFIH Unexchanged Notes.

142. “EFIH Unsecured Notes Trustee” means UMB Bank, N.A., as successor trustee to BNY.

143. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

144. “Equity Investment” means, in the Backstop Scenario, the Backstop Parties’ commitment to fund certain distributions under the Plan in the event the Holders of Claims or Interests entitled to receive Transaction Consideration elect to receive Cash Consideration, in an amount not to exceed the Backstop Commitment.

145. “Equity Transaction Consideration Pool” means Transaction Consideration, if any, in an amount equal to the Total Transaction Consideration less the Priority Transaction Consideration Pool, the EFIH Transaction Consideration Pool, and the EFH Transaction Consideration Pool.

146. “ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001-1461 as amended, (2006 V. Supp. 2011), and the regulations promulgated thereunder.

147. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

148. “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a, et seq.

149. “Excluded Shares” means any share of Reorganized EFH Common Stock: (a) owned by the Parent, the Merger Sub, or any other direct or indirect wholly-owned subsidiary of the Parent; or (b) owned by EFH Corp., Reorganized EFH, or any of its direct or indirect wholly-owned subsidiaries and not held on behalf of third parties.

150. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors and Reorganized Debtors; (b) the Plan Sponsor; (c) in the Merger Scenario, the Merger Sub; (d) Holders of TCEH First Lien Claims; (e) Holders of TCEH Second Lien Note Claims; (f) Holders of TCEH Unsecured Note Claims; (g) Holders of EFH Legacy Note Claims; (h) Holders of EFH Unexchanged Note Claims; (i) Holders of EFH LBO Note Primary Claims; (j) Holders of EFIH First Lien Note Claims; (k) Holders of EFIH Second Lien Note Claims; (l) Holders of EFIH Unsecured Note Claims; (m) Holders of EFH LBO Note Guaranty Claims (n) the DIP Lenders; (o) the TCEH First Lien Agent; (p) the Indenture Trustees; (q) the Dealer Managers; (r) TEF; (s) Texas Holdings; (t) Oncor; and (u) with respect to each of the foregoing entities in clauses (a) through (t), such Entity’s current and former Affiliates, equity holders (regardless of whether such interests are held directly or indirectly), subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

151. “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

152. “Fair Market Value” means the value of Parent Common Stock determined by the volume weighted average of the trading prices of Parent Common Stock on the [        ]2 (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) at close of the U.S. markets on each of the 10 preceding consecutive trading days ending on (and including) the trading day that is one trading day before the Effective Date.

153. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

154. “FERC” means the Federal Energy Regulatory Commission.

155. “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases, including with respect to a Proof of Claim or Proof of Interest, the Claims and Noticing Agent.

156. “Final Order” means an order or judgment of the Bankruptcy Court, as entered on the docket in any Chapter 11 Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or

[2]	To reference the stock exchange on which shares of the Parent Common Stock are listed.

rehearing has expired according to applicable law and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court, may be filed relating to such order shall not prevent such order from being a Final Order.

157. “General Administrative Claim” means any Administrative Claim, other than a Professional Fee Claim.

158. “General Unsecured Claim Against EFCH” means any Unsecured Claim against EFCH that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, including the EFCH 2037 Note Claims, but excluding: (a) Administrative Claims against EFCH; (b) Priority Tax Claims against EFCH; (c) Intercompany Claims against EFCH; (d) Other Priority Claims against EFCH; and (e) DIP Claims.

159. “General Unsecured Claim Against EFH Corp.” means any Unsecured Claim against EFH Corp. that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, excluding: (a) Legacy General Unsecured Claims Against the EFH Debtors; (b) EFH Legacy Note Claims; (c) EFH Unexchanged Note Claims; (d) EFH LBO Note Primary Claims; (e) EFH Swap Claims; (f) EFH Non-Qualified Benefit Claims; (g) the EFH Settlement Claim; (h) the TCEH Settlement Claim.; (i) Administrative Claims against EFH Corp.; (j) Priority Tax Claims against EFH Corp.; (k) Intercompany Claims against EFH Corp.; (l) Other Priority Claims against EFH Corp.; and (m) DIP Claims.

160. “General Unsecured Claim Against the EFH Debtors Other Than EFH Corp.” means any Unsecured Claim against one or more of the EFH Debtors (other than EFH Corp.) that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, excluding: (a) Legacy General Unsecured Claims Against the EFH Debtors; (b) EFH Non-Qualified Benefit Claims; (c) Administrative Claims against the EFH Debtors other than EFH Corp.; (d) Priority Tax Claims against the EFH Debtors other than EFH Corp.; (e) Intercompany Claims against the EFH Debtors other than EFH Corp.; (f) Other Priority Claims against the EFH Debtors other than EFH Corp.; and (g) DIP Claims.

161. “General Unsecured Claim Against the EFIH Debtors” means any Unsecured Claim against one or more of the EFIH Debtors that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, including the EFIH Unsecured Note Claims, EFH LBO Note Guaranty Claims, and any Unsecured Claims derived from or based upon the EFIH First Lien Notes or EFIH Second Lien Notes, but excluding: (a) Administrative Claims against the EFIH Debtors; (b) Priority Tax Claims against the EFIH Debtors; (c) Intercompany Claims against the EFIH Debtors; (d) Other Priority Claims against the EFIH Debtors; and (e) DIP Claims.

162. “General Unsecured Claim Against the TCEH Debtors Other Than EFCH” means any Unsecured Claim against one or more of the TCEH Debtors other than EFCH that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, including the Legacy General Unsecured Claims Against the TCEH Debtors and the PCRB Claims, but excluding: (a) the TCEH Unsecured Debt Claims; (b) Administrative Claims against the TCEH Debtors Other Than EFCH; (c) Priority Tax Claims against the TCEH Debtors Other Than EFCH; (d) Intercompany Claims against the TCEH Debtors Other Than EFCH; (e) Other Priority Claims against the TCEH Debtors Other Than EFCH; and (f) DIP Claims.

163. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

164. “Holder” means an Entity holding a Claim or an Interest, as applicable.

165. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

166. “Incremental Amendment Agreement” means that certain Incremental Amendment No. 1, dated as January 4, 2013, by and among the Incremental 2012 Term Lenders (as defined therein), EFCH, TCEH, the Credit Parties (as defined therein) party thereto, and Citibank, N.A., as administrative and collateral agent.

167. “Indemnification Obligations” means each of the Debtors’ indemnification obligations in place as of the Effective Date, whether in the bylaws, certificates of incorporation, other formation documents, board resolutions, management or indemnification agreements, or employment or other contracts, for their current and former directors, officers, and managers, employees, attorneys, other professionals, and agents of the Debtors.

168. “Indenture Trustees” means, collectively: (a) the EFH Notes Trustee; (b) the EFCH 2037 Notes Trustee; (c) the EFIH First Lien Notes Trustee; (d) the EFIH Second Lien Notes Trustee; (e) the EFIH Unsecured Notes Trustee; (f) the TCEH First Lien Notes Trustee; (g) the TCEH Second Lien Notes Trustee; and (h) the TCEH Unsecured Notes Trustee.

169. “Intended Tax-Free Treatment” means the qualification of the Contribution and the Distribution as a “reorganization” within the meaning of sections 368(a)(1)(G), 355, and 356 of the Internal Revenue Code.

170. “Intercompany Claim” means a Claim by EFH Corp. or any direct or indirect subsidiary of EFH Corp. against EFH Corp. or any direct or indirect subsidiary of EFH Corp.

171. “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code), including all issued, unissued, authorized, or outstanding shares of capital stock together with any warrants, options, or other contractual rights to purchase or acquire such equity securities at any time and all rights arising with respect thereto as well as any partnership, limited liability company, or similar interest of any Debtor, including any restricted stock units.

172. “Interim Compensation Order” means the Order Establishing Procedures For Interim Compensation and Reimbursement of Expenses For Professionals [D.I. 2066].

173. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

174. “IRS” means the Internal Revenue Service.

175. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

176. “Legacy General Unsecured Claim Against the EFH Debtors” means any Claim against the EFH Debtors derived from or based upon liabilities based on asbestos or qualified post-employment benefits relating to discontinued operations of the EFH Debtors.

177. “Legacy General Unsecured Claim Against the TCEH Debtors” means any Claim against the TCEH Debtors derived from or based upon liabilities based on asbestos or qualified post-employment benefits relating to the TCEH Debtors.

178. “Liability Management Program” means the various transactions, including debt buybacks, new debt issuances, debt exchanges, debt payoffs, intercompany debt forgiveness, dividends, and maturity extensions, by EFH Corp. and its direct and indirect subsidiaries, and restructuring of such Entities’ debt obligations completed before the Petition Date.

179. “Liquidation Recovery” means a Cash distribution equal to the amount such Claim or Interest would so receive or retain if the applicable Debtor were liquidated under chapter 7 of the Bankruptcy Code as of the Effective Date, as set forth in the liquidation analysis attached as Exhibit G to the Disclosure Statement

180. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

181. “Luminant” means Luminant Holding Company LLC and its direct and indirect Debtor subsidiaries.

182. “Luminant Makewhole Settlement” means those transactions in settlement of Luminant’s obligations to Oncor under the Tax and Interest Makewhole Agreements, by which EFIH purchased Luminant’s obligations from Oncor in August 2012, and Luminant paid EFIH the same respective amount in September 2012.

183. “Makewhole Claim” means any Claim derived from or based upon makewhole, applicable premium, redemption premium, or other similar payment provisions provided for by the applicable agreement calculated as of the Effective Date (or in the case of the EFIH First Lien Notes, the closing date of the EFIH First Lien DIP Facility, and in the case of EFIH Second Lien Notes, the closing date of the EFIH Second Lien Partial Repayment, with respect to the amount repaid at such time) without respect to an acceleration having occurred on the Petition Date.

184. “Management Agreement” means that certain management agreement, dated as of October 10, 2007, by and among EFH Corp., TEF, Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., Goldman, Sachs & Co., and Lehman Brothers Inc.

185. “Merger” means the “Merger,” as defined in the Merger Agreement.

186. “Merger Agreement” means, in the Merger Scenario, the Agreement and Plan of Merger, dated as of [                    ], by and among the Parent, the Merger Sub, and EFH Corp., as may be amended, supplemented, or otherwise modified from time to time, including all exhibits attached thereto.

187. “Merger Scenario” means the scenario in which the Debtors determine to enter into the Merger Agreement in accordance with the Bidding Procedures Order.

188. “Merger Sub” means [        ], a Delaware limited liability company.

189. “New Boards” means, collectively: (a) the Reorganized TCEH Board; and (b) the Reorganized EFH/EFIH Board.

190. “New Employment Agreements” means employment agreements, as applicable, between the Reorganized Debtors and certain of their employees, the terms of which shall be included in the Plan Supplement.

191. “New Organizational Documents” means such certificates or articles of incorporation, by-laws, or other applicable formation documents of each of the Reorganized Debtors, as applicable, the form of which shall be included in the Plan Supplement.

192. “New Reorganized EFIH Debt” means, collectively: (a) the New Reorganized EFIH First Lien Debt; and (b) the New Reorganized EFIH Second Lien Debt.

193. “New Reorganized EFIH Debt Documents” means the documents necessary to effectuate the New Reorganized EFIH Debt, which shall be included in the Plan Supplement.

194. “New Reorganized EFIH First Lien Debt” means the new long-term secured EFIH first lien debt of Reorganized EFIH in a principal amount of up to $[        ], to be issued on the Effective Date pursuant to the terms of the New Reorganized EFIH Debt Documents, consisting of up to two tranches: (a) Tranche A, which shall be funded in Cash; and (b) Tranche B, if any, which shall be distributed to certain Holders of Claims as set forth in the Plan.

195. “New Reorganized EFIH Second Lien Debt” means in the Backstop Scenario or Standalone Scenario, the new long-term secured EFIH second lien funded debt of Reorganized EFIH in a principal amount of up to $[        ], to be issued on the Effective Date pursuant to the terms of the New Reorganized EFIH Debt Documents.

196. “New Reorganized TCEH Debt” means the new long-term debt of Reorganized TCEH to be issued on the Effective Date prior to the Reorganized TCEH Conversion pursuant to the terms of the New Reorganized TCEH Debt Documents.

197. “New Reorganized TCEH Debt Documents” means the documents necessary to effectuate the New Reorganized TCEH Debt, which shall be included in the Plan Supplement.

198. “New Reorganized TCEH Sub Preferred Stock” means the new contingent-voting preferred stock of the Preferred Stock Entity to be issued by the Preferred Stock Entity to TCEH and sold to a third party in accordance with the Plan.

199. “New Reorganized TCEH Warrants” means the new warrants to acquire Reorganized TCEH Common Stock, the terms of which shall be included in the Plan Supplement.

200. “Non-EFH Debtor Intercompany Claim” means any Claim by any direct or indirect subsidiary of EFH Corp. (other than an EFH Debtor) against an EFH Debtor, excluding EFH Legacy Note Claims held by EFIH.

201. “Non-EFIH Debtor Intercompany Claim” means any Claim by EFH Corp. or any direct or indirect subsidiary of EFH Corp. (other than an EFIH Debtor) against an EFIH Debtor.

202. “Non-TCEH Debtor Intercompany Claim” means any Claim by EFH Corp. or any direct or indirect subsidiary of EFH Corp. (other than a TCEH Debtor) against a TCEH Debtor, including any Claim derived from or based upon the TCEH Credit Agreement, the TCEH First Lien Notes, or TCEH Unsecured Notes held by EFH Corp.

203. “NRC” means the United States Nuclear Regulatory Commission.

204. “Oak Grove Promissory Note” means that certain Promissory Note, dated December 22, 2010, by and among Oak Grove Power Company LLC, as issuer, and North American Coal Royalty Company, as holder, and John W. Harris, as trustee, with face amount of $7,472,500 due in annual installments through December 22, 2017, which note is secured by all coal, lignite, and other near surface minerals on and under certain real property in Robertson County, Texas.

205. “Oak Grove Promissory Note Claim” means any Claim derived from or based upon the Oak Grove Promissory Note.

206. “Oncor” means Oncor Electric Delivery Holdings Company LLC and its direct and indirect subsidiaries.

207. “Oncor Tax Sharing Agreement” means that certain Amended and Restated Tax Sharing Agreement, dated as of November 5, 2008, by and among EFH Corp., Oncor Electric Delivery Holdings Company LLC, Oncor Electric Delivery Company LLC, Texas Transmission Investment LLC, and Oncor Management Investment LLC.

208. “Ordinary Course Professional Order” means the Order Authorizing the Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business [D.I. 765].

209. “Other EFH Transaction Consideration Pool Claims” means, collectively: (a) the EFH Legacy Note Claims; (b) the EFH Unexchanged Note Claims; (c) the EFH Swap Claims; (d) the EFH Non-Qualified Benefit Claims; and (e) the General Unsecured Claims Against EFH Corp.

210. “Other Priority Claims” means any Claim, other than an Administrative Claim, a DIP Claim, or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

211. “Other Secured Claim” means any Secured Claim against any of the Debtors, including the Oak Grove Promissory Note Claims and Tex-La Obligations, other than a/an: (a) TCEH First Lien Secured Claim; (b) EFIH First Lien Note Claim, if any; (c) EFIH Second Lien Note Claim; or (d) DIP Claim.

212. “Parent” means [        ].

213. “Parent Common Stock” means, in the Merger Scenario, the validly issued, fully paid and nonassessable shares of freely tradable common stock of the Parent, par value $[        ], to be distributed to certain Holders of Claims and Interests in accordance with the Merger Agreement and as described in Article IV.B.3 of the Plan.

214. “PCRB Claim” means any Claim derived from or based upon the PCRBs.

215. “PCRBs” means the pollution control revenue bonds outstanding from time to time, including: (a) 5.40% Fixed Series 1994A due May 1, 2029; (b) 7.70% Fixed Series 1999A due April 1, 2033; (c) 7.70% Fixed Series 1999C due March 1, 2032; (d) 8.25% Fixed Series 2001A due October 1, 2030; (e) 8.25% Fixed Series 2001D-1 due May 1, 2033; (f) 0.070% Floating Series 2001D-2 due May 1, 2033; (g) 0.220% Floating Taxable Series 2001I due December 1, 2036; (h) 0.070% Floating Series 2002A due May 1, 2037; (i) 6.30% Fixed Series 2003B due July 1, 2032; (j) 6.75% Fixed Series 2003C due October 1, 2038; (k) 5.00% Fixed Series 2006 due March 1, 2041; (l) 6.45% Fixed Series 2000A due June 1, 2021; (m) 5.20% Fixed Series 2001C due May 1, 2028; (n) 5.80% Fixed Series 2003A due July 1, 2022; (o) 6.15% Fixed Series 2003B due August 1, 2022; and (p) 6.25% Fixed Series 2000A due May 1, 2028.

216. “PBGC” means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation, and an agency of the United States created by ERISA.

217. “Pension Plan” means the single-employer defined benefit plan insured by the PBGC and covered by Title IV of ERISA, 29 U.S.C. §§ 1301-1461, sponsored by EFH Corp.

218. “Per Share Stock Consideration” means, in the Merger Scenario, the Stock Consideration divided by the total number of shares of Reorganized EFH Common Stock (other than Excluded Shares) outstanding immediately before the Effective Date.

219. “Periodic Distribution Date” means, unless otherwise ordered by the Bankruptcy Court, the first business day that is 120 days after the Effective Date, and for the first year thereafter, the first business day that is 120 days after the immediately preceding Periodic Distribution Date. After one year following the Effective Date, the Periodic Distribution Date will occur on the first business day that is 180 days after the immediately preceding Periodic Distribution Date, unless and until otherwise ordered by the Bankruptcy Court.

220. “Petition Date” means April 29, 2014, the date on which the Debtors commenced the Chapter 11 Cases.

221. “Plan” means this Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code, including the Plan Supplement.

222. “Plan Sponsor” means, in the Merger Scenario, the Parent, and in the Backstop Scenario, the Backstop Parties, provided, however, that in the Backstop Scenario, where consent, approval, or waiver of the Plan Sponsor is required under the Plan, the Plan Sponsor refers only to 50% of the Backstop Parties by amount.

223. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be Filed by the Debtors no later than 14 days before the deadline to vote on the Plan or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents Filed with the Bankruptcy Court before the Effective Date as amendments to the Plan Supplement comprised of, among other documents, the following: (a) New Organizational Documents; (b) the Rejected Executory Contract and Unexpired Lease List; (c) the Assumed Executory Contract and Unexpired Lease List; (d) a list of retained

Causes of Action; (e) the Reorganized EFH/EFIH Management Incentive Plan; (f) the Reorganized TCEH Management Incentive Plan; (g) the New Employment Agreements; (h) the Reorganized TCEH Registration Rights Agreement; (i) the identity of the members of the New Boards and management for the Reorganized Debtors; (j) the New Reorganized TCEH Debt Documents; (k) the New Reorganized EFIH Debt Documents; (l) the form of the New Reorganized TCEH Warrants; (m) the Merger Agreement or Backstop Agreement, if any and as applicable; (n) the Tax Matters Agreement; (o) the Transition Services Agreement; and (p) the Reorganized TCEH Shareholder Rights Agreement. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above as (a) through (p), as applicable. The documents that comprise the Plan Supplement shall be subject to any consent or consultation rights provided hereunder, including as provided in the definitions of the relevant documents, and in form and substance reasonably acceptable to the DIP Agents. The Debtors, subject to any consent or consultation rights provided hereunder, shall have the right to amend the documents contained in the Plan Supplement through and including the Effective Date in accordance with Article IX of the Plan.

224. “Preferred Stock Entity” means, under the Preferred Stock Sale, the new Entity in addition to Reorganized TCEH formed prior to the Reorganized TCEH Conversion and treated as a U.S. corporation for federal tax purposes.

225. “Preferred Stock Sale” means the transaction under which: (a) the Debtors form the Preferred Stock Entity and contribute the equity of the Contributed TCEH Debtors (or potentially, certain assets or joint interests in certain assets) to the Preferred Stock Entity in exchange for the Preferred Stock Entity’s common stock and the New Reorganized TCEH Sub Preferred Stock; and (b) Reorganized TCEH sells the New Reorganized TCEH Sub Preferred Stock to a third-party investor for Cash, as described more fully in Article IV.B.2 of the Plan.

226. “Priority Tax Claim” means the Claims of Governmental Units of the type specified in section 507(a)(8) of the Bankruptcy Code.

227. “Priority Transaction Consideration Pool” means the Transaction Consideration used to satisfy the following Claims in full as necessary in accordance with the Plan: (a) Allowed EFIH First Lien DIP Claims; (b) Allowed Administrative Claims against the EFIH Debtors; (c) Allowed Priority Tax Claims against the EFIH Debtors; (d) Allowed Other Secured Claims against the EFIH Debtors; (e) Allowed Other Priority Claims against the EFIH Debtors; (f) Allowed Administrative Claims against the EFH Debtors; (g) Allowed Priority Tax Claims against the EFH Debtors; (h) Allowed Other Secured Claims against the EFH Debtors; (i) Allowed Other Priority Claims against the EFH Debtors; and (j) Allowed Legacy General Unsecured Claims Against the EFH Debtors.

228. “Private Letter Ruling” means the private letter ruling issued by the IRS addressing the Intended Tax-Free Treatment.

229. “Pro Rata” means the proportion that the amount of an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of the Allowed Claims or Allowed Interests in that Class, or the proportion of the Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Claim or Interest under the Plan.

230. “Professional” means an Entity, excluding those Entities entitled to compensation pursuant to the Ordinary Course Professional Order: (a) retained pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code; provided, however, that professionals employed by the DIP Agents shall not be “Professionals” for the purposes of the Plan.

231. “Professional Fee Claims” means all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or any other order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

232. “Professional Fee Escrow Account” means an interest-bearing account in an amount equal to the Professional Fee Reserve Amount and funded by the Debtors on the Effective Date, pursuant to Article II.A.2(b) of the Plan.

233. “Professional Fee Reserve Amount” means the total amount of Professional Fee Claims estimated in accordance with Article II.A.2(c) of the Plan.

234. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

235. “Proof of Interest” means a proof of Interest Filed against any of the Debtors in the Chapter 11 Cases.

236. “PUC” means the Public Utility Commission of Texas.

237. “PUC Regulatory Approval” means any required PUC approval of the Plan or Merger.

238. “Reinstated” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

239. “Rejected Executory Contract and Unexpired Lease List” means the list, as determined by the Debtors or the Reorganized Debtors, as applicable, of Executory Contracts and Unexpired Leases that will be rejected by the Reorganized Debtors pursuant to the Plan, which shall be included in the Plan Supplement.

240. “Released Parties” means collectively, and in each case in its capacity as such: (a) the Plan Sponsor; (b) in the Merger Scenario, the Merger Sub; (c) Holders of TCEH First Lien Claims; (d) Holders of TCEH Second Lien Note Claims; (e) Holders of TCEH Unsecured Note Claims; (f) Holders of EFH Legacy Note Claims; (g) Holders of EFH Unexchanged Note Claims; (h) Holders of EFH LBO Note Primary Claims; (i) Holders of EFIH First Lien Note Claims; (j) Holders of EFIH Second Lien Note Claims; (k) Holders of EFIH Unsecured Note Claims; (l) Holders of EFH LBO Note Guaranty Claims (m) the DIP Lenders; (n) the TCEH First Lien Agent; (o) the Indenture Trustees; (p) the Dealer Managers; (q) TEF; (r) Texas Holdings; (s) Oncor; (t) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (s), such Entity and its affiliates, and such Entity and its affiliates’ current and former equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and their current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such; and (u) the DTC; provided, however, that any Holder of a Claim or Interest that opts out of the releases contained in the Plan shall not be a “Released Party.”

241. “Releasing Parties” means collectively, and in each case in its capacity as such: (a) the Plan Sponsor; (b) in the Merger Scenario, the Merger Sub; (c) Holders of TCEH First Lien Claims; (d) Holders of TCEH Second Lien Note Claims; (e) Holders of TCEH Unsecured Note Claims; (f) Holders of EFH Legacy Note Claims; (g) Holders of EFH Unexchanged Note Claims; (h) Holders of EFH LBO Note Primary Claims; (i) Holders of EFIH First Lien Note Claims; (j) Holders of EFIH Second Lien Note Claims; (k) Holders of EFIH Unsecured Note Claims; (l) Holders of EFH LBO Note Guaranty Claims (m) the DIP Lenders; (n) the TCEH First Lien Agent; (o) the Indenture Trustees; (p) the Dealer Managers; (q) TEF; (r) Texas Holdings; (s) Oncor; (t) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (s), such Entity and its affiliates, and such Entity and its affiliate’s current and former equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and their current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such; (u) all Holders of Claims and Interests that are deemed to accept the Plan; (v) all Holders of Claims and Interests who vote to accept the Plan; (w) all Holders in voting Classes who abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; and (x) all Holders of Claims and Interests, solely with respect to releases of all Holders of Interests in EFH Corp. and their affiliates, and such Entities and their affiliate’s current and former equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and their current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

242. “Reorganized” means, as to any Debtor or Debtors, such Debtor(s) as reorganized pursuant to and under the Plan or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

243. “Reorganized Debtors” means collectively, and each in its capacity as such, the Debtors, as reorganized pursuant to and under the Plan or any successor thereto, including the Merger Sub, by merger, consolidation, or otherwise, on or after the Effective Date.

244. “Reorganized EFH” means EFH Corp., or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date, it being understood that, as of the Effective Date, and prior to the Merger (if applicable), Reorganized EFH shall be a corporation organized under the laws of the state of Texas.

245. “Reorganized EFH/EFIH Board” means the board of directors of Reorganized EFH and Reorganized EFIH on and after the Effective Date to be appointed by EFH and EFIH.

246. “Reorganized EFH/EFIH Management Incentive Plan” means the Reorganized EFH/EFIH management incentive plan to be implemented on the Effective Date, if any, the material terms of which shall be included in the Plan Supplement.

247. “Reorganized EFH Common Stock” means the new shares of common stock in Reorganized EFH to be issued and distributed in accordance with the Plan and the Merger Agreement or Backstop Agreement, if applicable.

248. “Reorganized EFIH” means EFIH, or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date, it being understood that, as of the Effective Date, Reorganized EFIH shall be a limited liability company organized under the laws of the state of Delaware.

249. “Reorganized TCEH” means TCEH, or any successor thereto, by merger, consolidation, or otherwise, on and after the Effective Date, it being understood that, as of the Effective Date and following the Tax-Free Spin-Off, Reorganized TCEH shall be a corporation organized under the laws of the state of Delaware.

250. “Reorganized TCEH Board” means the board of directors of Reorganized TCEH on and after the Effective Date to be appointed by TCEH.

251. “Reorganized TCEH Common Stock” means the 450,000,000 new shares of common stock in Reorganized TCEH to be issued and distributed in accordance with the Plan.

252. “Reorganized TCEH Conversion” means the conversion of Reorganized TCEH from a Delaware limited liability company into a Delaware corporation on the Effective Date, immediately following the Contribution and immediately prior to the Distribution.

253. “Reorganized TCEH Management Incentive Plan” means the Reorganized TCEH management incentive plan to be implemented on the Effective Date, the material terms of which shall be included in the Plan Supplement.

254. “Reorganized TCEH Registration Rights Agreement” means the registration rights agreement that shall provide registration rights to certain Holders of Reorganized TCEH Common Stock, the material terms of which shall be included in the Plan Supplement.

255. “Reorganized TCEH Shareholder Rights Agreement” means the shareholder rights agreement with respect to Reorganized TCEH, the material terms of which shall be included in the Plan Supplement.

256. “Restructuring Support Agreement” means that certain Restructuring Support and Lock-Up Agreement, dated as of April 29, 2014, by and among EFH Corp, EFIH, EFH Corporate Services, EFIH Finance, the TCEH Debtors, and certain Holders of Claims and Interests, including all exhibits and schedules attached thereto, and terminated as of July 24, 2014 [D.I. 1697].

257. “Restructuring Transactions” means those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the Debtors reasonably determine to be necessary to implement the Plan, including the Tax-Free Spin-Off and Merger or Equity Investment, as applicable.

258. “Rural Utilities Service” means the agency of the United States Department of Agriculture tasked with providing public utilities to rural areas in the United States through public-private partnerships.

259. “Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts or Unexpired Leases, and statement of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the official bankruptcy forms, and the Bankruptcy Rules.

260. “Secured” means when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan or separate order of the Bankruptcy Court as a secured claim.

261. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder.

262. “Security” or “Securities” has the meaning set forth in section 2(a)(1) of the Securities Act.

263. “Shared Services” means those shared services provided by EFH Corporate Services Company to EFH Corp. and its direct and indirect subsidiaries, including pursuant to any shared services agreements.

264. “Standalone Plan Value” means in the Standalone Scenario, the enterprise valuation of Reorganized EFH of $[        ] billion.

265. “Standalone Scenario” means the scenario in which the Debtors determine to distribute Reorganized EFH Common Stock to certain Holders of Claims and Interests and not pursue the Merger or Backstop Agreement in accordance with the Bidding Procedures Order.

266. “Stock Consideration” means: (a) in the Merger Scenario, the number of shares of Parent Common Stock with a Fair Market Value in the aggregate equal to $[        ]; (b) in the Backstop Scenario, [                ] shares of Reorganized EFH Common Stock in aggregate value equal to the Backstop Plan Value less the Cash Consideration plus the Backstop Fee; and (c) in the Standalone Scenario, [                ] shares of Reorganized EFH Common Stock in aggregate value equal to the Standalone Plan Value less the Cash Consideration.

267. “Tax and Interest Makewhole Agreements” means, collectively: (a) that certain Tax Make-Whole Agreement, dated as of January 1, 2002, by and among Luminant and Oncor; and (b) that certain Interest Make-Whole Agreement, dated as of January 1, 2004, by and among Luminant and Oncor.

268. “Tax-Free Spin-Off” means the transactions required to achieve and preserve the Intended Tax-Free Treatment, including the Contribution and the Distribution.

269. “Tax Matters Agreement” means the tax matters agreement entered into by and between Reorganized EFH, Reorganized TCEH, and, in the Merger Scenario, the Parent and the Merger Sub, as of the Effective Date, which shall govern the rights and obligations of each party with respect to certain tax matters, and which shall be included in the Plan Supplement.

270. “Tax Sharing Agreements” means, collectively: (a) the Competitive Tax Sharing Agreement; and (b) the Oncor Tax Sharing Agreement.

271. “TCEH” means Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company, and its successors and assigns.

272. “TCEH 2012 Incremental Term Loans” means the TCEH Credit Agreement Claims deemed to have been incurred pursuant to Section 1 of the Incremental Amendment Agreement.

273. “TCEH 2015 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, for the TCEH 2015 Notes, dated as of October 31, 2007, by and among TCEH and TCEH Finance, Inc., as the issuers; EFCH and certain TCEH subsidiaries as guarantors; and the TCEH Unsecured Notes Trustee.

274. “TCEH 2015 Notes” means the 10.25% fixed senior notes due November 1, 2015, issued by TCEH and TCEH Finance pursuant to the TCEH 2015 Note Indenture.

275. “TCEH Basis Step-Up” means the step-up in tax basis in certain of the TCEH Debtors’ assets equal to substantially all of the aggregate amount of tax credits, net deductions, net operating losses, and capital losses (including carryforwards) available to the EFH Group on the Effective Date.

276. “TCEH Committee” means the statutory committee of unsecured creditors of the TCEH Debtors and EFH Corporate Services appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee on May 13, 2014, the membership of which may be reconstituted from time to time.

277. “TCEH Credit Agreement” means the Credit Agreement, dated as of October 10, 2007, as amended, by and among TCEH, as borrower, EFCH, as guarantor, those lenders party from time to time to the TCEH Credit Agreement, the TCEH First Lien Agent, and the other parties thereto, including the term loan, revolver, letter of credit, and commodity collateral posting facilities.

278. “TCEH Credit Agreement Claim” means any Claims derived from or based upon the TCEH Credit Agreement, including guaranty Claims with respect to EFCH.

279. “TCEH Credit Amendment” means that certain Amendment No. 2 to the TCEH Credit Agreement, dated as of April 7, 2011, among TCEH, as borrower, EFCH, the undersigned lenders party to the TCEH Credit Agreement, Citibank, N.A., as administrative and collateral agent, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., and Morgan Stanley Senior Funding, Inc., as amendment arrangers.

280. “TCEH Debtor Intercompany Claim” means any Claim by a TCEH Debtor against another TCEH Debtor.

281. “TCEH Debtors” means, collectively: (a) EFCH; (b) TCEH; and (c) TCEH’s directly and indirectly owned subsidiaries listed on Exhibit A to the Plan.

282. “TCEH DIP Agent” means Citibank, N.A., or its duly appointed successor, in its capacity as administrative agent and collateral agent for the TCEH DIP Facility.

283. “TCEH DIP Claim” means any Claim derived from or based upon the TCEH DIP Credit Agreement or the TCEH Final DIP Order, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges.

284. “TCEH DIP Collateral” means the “DIP Collateral,” as defined in the TCEH Final DIP Order.

285. “TCEH DIP Contingent Obligations” means the “Contingent Obligations,” as defined in the TCEH DIP Credit Agreement, including any and all expense reimbursement obligations of the Debtors that are contingent as of the Effective Date.

286. “TCEH DIP Credit Agreement” means the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of May 5, 2014, as amended, supplemented, or modified from time to time, among EFCH, TCEH, the banks, financial institutions, and other lenders from time to time party thereto, the TCEH DIP Agent, and the other agents and entities party thereto, collectively with the “DIP Documents,” as defined in the TCEH Final DIP Order.

287. “TCEH DIP Facility” means the TCEH Debtors’ $4.475 billion debtor-in-possession financing facility, as approved on a final basis pursuant to the TCEH Final DIP Order.

288. “TCEH DIP Lenders” means the TCEH DIP Agent, the TCEH DIP L/C Issuers, and the banks, financial institutions, and other lenders party to the TCEH DIP Credit Agreement from time to time.

289. “TCEH DIP Secured Cash Management Banks” means the “Secured Cash Management Banks,” as defined in the TCEH Final DIP Order.

290. “TCEH DIP Secured Cash Management Obligations” means the “Secured Cash Management Obligations,” as defined in the TCEH Final DIP Order.

291. “TCEH DIP Secured Hedge Banks” means the “Secured Hedge Banks,” as defined in the TCEH Final DIP Order.

292. “TCEH DIP Secured Hedge Obligations” means the “Secured Hedge Obligations,” as defined in the TCEH Final DIP Order.

293. “TCEH Equity Sharing Recovery” means TCEH’s right to receive payment of 50% of up to $210 million of the Equity Transaction Consideration Pool, which, in combination with the TCEH Settlement Claim, is in consideration for the terms and conditions embodied in the Plan, including settlement of any prepetition Claim or Cause of Action against the EFH Debtors, the EFIH Debtors, Oncor, the Holders of Interests in EFH Corp., or their Affiliates.3

294. “TCEH Final DIP Order” means the Final Order (A) Approving Postpetition Financing For Texas Competitive Electric Holdings Company LLC And Certain Of Its Debtor Affiliates, (B) Granting Liens And Providing Superpriority Administrative Expense Claims, And (C) Modifying The Automatic Stay [D.I. 856].

295. “TCEH Finance” means TCEH Finance, Inc., a Delaware corporation, and its successors and assigns.

296. “TCEH First Lien Ad Hoc Committee” means the ad hoc committee of certain unaffiliated Holders of TCEH First Lien Claims that is represented by, inter alia, Paul, Weiss, Rifkind, Wharton & Garrison LLP and Millstein & Co., L.P.

[3]	All amounts distributed on account of the TCEH Equity Sharing Recovery will be distributed [ ]% to Holders of TCEH First Lien Secured Claims and [ ]% to the TCEH Unsecured Settlement Distribution. TCEH will determine the appropriate allocation of the proceeds of the TCEH Equity Sharing Recovery on or before 10 days before the hearing to approve the Disclosure Statement, unless the TCEH Committee and TCEH First Lien Ad Hoc Committee otherwise agree on an allocation acceptable to TCEH before such time.

297. “TCEH First Lien Agent” means Wilmington Trust, N.A., as successor administrative and collateral agent to Citibank, N.A, and the former administrative agent, the former swingline lender, each former revolving letter of credit issuer, each former and current deposit letter of credit issuer, and the former collateral agent under the TCEH Credit Agreement.

298. “TCEH First Lien Claims” means, collectively: (a) the TCEH Credit Agreement Claims; (b) the TCEH First Lien Note Claims; (c) the TCEH First Lien Interest Rate Swap Claims; and (d) the TCEH First Lien Commodity Hedge Claims.

299. “TCEH First Lien Commodity Hedge Claim” means any Claim derived from or based upon the TCEH First Lien Commodity Hedges (but without respect to any setoff rights that a counterparty to a TCEH First Lien Commodity Hedge may have against TCEH).

300. “TCEH First Lien Commodity Hedges” means the commodity hedges entered into by TCEH and secured by a first lien on the same collateral as the TCEH Credit Agreement Claims and the TCEH First Lien Note Claims.

301. “TCEH First Lien Credit Documents” means, collectively: (a) the TCEH First Lien Intercreditor Agreement; (b) the TCEH First Lien Security Agreement; (c) the TCEH Credit Agreement; (d) the TCEH First Lien Note Indenture; (e) the TCEH First Lien Interest Rate Swaps; (f) the TCEH First Lien Commodity Hedges; and (g) any other documents, schedules, or agreements related to any of the foregoing.

302. “TCEH First Lien Deficiency Claim” means any TCEH First Lien Claim that is not a TCEH First Lien Secured Claim.

303. “TCEH First Lien Intercreditor Agreement” means that certain Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of October 10, 2007, as amended and restated from time to time, by and among TCEH, EFCH, the TCEH First Lien Agent, and the other parties thereto.

304. “TCEH First Lien Interest Rate Swap Claims” means any Claim derived from or based upon the TCEH First Lien Interest Rate Swaps (but without respect to any setoff rights that a counterparty to a TCEH First Lien Interest Rate Swap may have against TCEH).

305. “TCEH First Lien Interest Rate Swaps” means the interest rate swaps entered into by TCEH and secured by a first lien on the same collateral as the TCEH Credit Agreement Claims and the TCEH First Lien Note Claims.

306. “TCEH First Lien Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated April 19, 2011, among TCEH and TCEH Finance, as issuers, EFCH and certain of TCEH’s subsidiaries, as guarantors, and the TCEH First Lien Notes Trustee.

307. “TCEH First Lien Note Claim” means any Claim derived from or based upon the TCEH First Lien Notes, excluding any Claim derived from or based upon the TCEH First Lien Notes held by EFH Corp.

308. “TCEH First Lien Notes” means the 11.50% fixed senior secured notes due October 1, 2020, issued by TCEH and TCEH Finance pursuant to the TCEH First Lien Note Indenture.

309. “TCEH First Lien Notes Trustee” means Delaware Trust Company, as successor trustee to BNY.

310. “TCEH First Lien Secured Claim” means any TCEH First Lien Claim that is Secured.

311. “TCEH First Lien Security Agreement” means that certain Amended and Restated Security Agreement, dated as of October 10, 2007, as amended, modified, restated and supplemented from time to time, by and among TCEH, the TCEH First Lien Agent, and the other parties thereto.

312. “TCEH L/C” means any letter of credit issued under the TCEH Credit Agreement.

313. “TCEH L/C Issuer” means the issuer of a TCEH L/C.

314. “TCEH Second Lien Note Claim” means any Claim derived from or based upon the TCEH Second Lien Notes.

315. “TCEH Second Lien Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated October 6, 2010, among TCEH and TCEH Finance, as issuers, EFCH and certain of TCEH’s subsidiaries, as guarantors, and the TCEH Second Lien Notes Trustee.

316. “TCEH Second Lien Notes” means the 15.0% fixed senior secured second lien notes due April 21, 2021, issued by TCEH and TCEH Finance pursuant to the TCEH Second Lien Note Indenture.

317. “TCEH Second Lien Notes Trustee” means Wilmington Savings Fund Society, as successor trustee to BNY.

318. “TCEH Senior Toggle Notes” means the 10.50%/11.25% Senior Toggle Notes due November 1, 2016, issued by TCEH and TCEH Finance pursuant to the TCEH Senior Toggle Note Indenture.

319. “TCEH Senior Toggle Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated December 6, 2007, among TCEH and TCEH Finance, Inc., as issuers, EFCH and certain TCEH subsidiaries, as guarantors, and the TCEH Unsecured Notes Trustee.

320. “TCEH Settlement Claim” means the Claim for TCEH in the amount of $700 million, an amount up to which shall be paid from the EFH Transaction Consideration Pool, which, in combination with the TCEH Equity Sharing Recovery, is in consideration for the terms and conditions embodied in the Plan, including settlement of any prepetition Claim or Cause of Action against the EFH Debtors, the EFIH Debtors, Oncor, the Holders of Interests in EFH Corp, or their Affiliates.4

321. “TCEH Unsecured Debt Claims” means, collectively: (a) the TCEH First Lien Deficiency Claims; (b) the TCEH Second Lien Note Claims; and (c) the TCEH Unsecured Note Claims.

322. “TCEH Unsecured Note Claim” means any Claim derived from or based upon the TCEH Unsecured Notes, excluding any Claim derived from or based upon the TCEH Unsecured Notes held by EFH Corp. or EFIH.

323. “TCEH Unsecured Notes” means, collectively: (a) the TCEH 2015 Notes; and (b) the TCEH Senior Toggle Notes.

324. “TCEH Unsecured Notes Trustee” means Law Debenture Trust Company of New York, as successor trustee to BNY.

325. “TCEH Unsecured Settlement Distribution” means the distribution made Pro Rata to Holders of Allowed TCEH Unsecured Debt Claims and Allowed General Unsecured Claims Against the TCEH Debtors Other Than EFCH if each such Class votes to accept the Plan in settlement of, among other things, any and all prepetition

[4]

All amounts distributed on account of the TCEH Settlement Claim will be distributed [    ]% to Holders of TCEH First Lien Secured Claims and [    ]% to the TCEH Unsecured Settlement Distribution. TCEH will determine the appropriate allocation of the proceeds of the TCEH Settlement Claim on or before 10 days before the hearing to approve the Disclosure Statement, unless the TCEH Committee and TCEH First Lien Ad Hoc Committee otherwise agree on an allocation acceptable to TCEH before such time.

Claims and Causes of Action of such Holders against the EFH Debtors, the EFIH Debtors, Oncor, the Holders of Interests in EFH Corp., or their Affiliates, equal to: (a) $[        ] million in the form of Cash and the New Reorganized TCEH Warrants; (b) [    ]% of the amounts distributed to TCEH on account of the TCEH Settlement Claim; and (c) [    ]% of the amounts distributed to TCEH on account of the TCEH Equity Sharing Recovery.

326. “TEF” means Texas Energy Future Capital Holdings LLC, a Delaware limited liability company and the general partner of Texas Holdings.

327. “Tex-La” means the Tex-La Electric Cooperative of Texas, Inc.

328. “Tex-La 2019 Obligations” means the payment obligations of EFCH under the terms of the Tex-La Assumption Agreement with respect to the 9.58% fixed notes due 2019 issued by Tex-La in the outstanding principal amount of $35 million.

329. “Tex-La 2021 Obligations” means the payment obligations of EFCH under the terms of the Tex-La Assumption Agreement with respect to the 8.254% fixed notes due 2021 issued by Tex-La in the outstanding principal amount of $37 million.

330. “Tex-La Assumption Agreement” means that certain Assumption Agreement, dated February 1, 1990 by and among EFCH, Tex-La, and the United States of America acting through the Administrator of the Rural Utilities Service, whereby EFCH agreed to assume certain outstanding indebtedness of Tex-La that is guaranteed by the Rural Utilities Service.

331. “Tex-La Obligations” means, collectively: (a) the Tex-La 2019 Obligations; and (b) the Tex-La 2020 Obligations.

332. “Texas Holdings” means Texas Energy Future Holdings Limited Partnership, a Texas limited partnership, which holds substantially all of the outstanding Interests in EFH Corp.

333. “Total Transaction Consideration” means, collectively, the Cash Consideration and the Stock Consideration.

334. “Transaction Consideration” means any of the Cash Consideration or the Stock Consideration.

335. “Transition Services Agreement” means the agreement among the Reorganized TCEH Debtors, Reorganized EFH, and Reorganized EFIH regarding transition services reasonably necessary to the continued operation of Reorganized EFIH and/or Reorganized EFH, included in the Plan Supplement.

336. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

337. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

338. “U.S. Trustee” means the Office of the U.S. Trustee for the District of Delaware.

339. “Unsecured Claim” means any Claim that is not a Secured Claim.

B.	Rules of Interpretation.

For the purposes of the Plan:

(1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions;

(3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented;

(4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns;

(5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto;

(6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement;

(7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan;

(8) subject to the provisions of any contract, certificate of incorporation, or similar formation document or agreement, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules;

(9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan;

(10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply;

(11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be;

(12) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system;

(13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated;

(14) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and

(15) except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

C.	Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.	Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.	Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

ARTICLE II.

ADMINISTRATIVE CLAIMS, DIP CLAIMS, AND PRIORITY TAX CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests.

A.	Administrative Claims.

1.	General Administrative Claims.

Except as specified in this Article II, unless the Holder of an Allowed General Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, agree to less favorable treatment, each Holder of an Allowed General Administrative Claim will receive, in full satisfaction of its General Administrative Claim, Cash equal to the amount of such Allowed General Administrative Claim either: (a) on the Effective Date; (b) if the General Administrative Claim is not Allowed as of the Effective Date, 60 days after the date on which an order allowing such General Administrative Claim becomes a Final Order, or as soon thereafter as reasonably practicable; or (c) if the Allowed General Administrative Claim is based on a liability incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Administrative Claim, without any further action by the Holders of such Allowed General Administrative Claim, and without any further notice to or action, order, or approval of the Bankruptcy Court.

Except for Claims of Professionals, requests for payment of General Administrative Claims must be Filed and served on the Debtors or the Reorganized Debtors, as applicable, no later than the Administrative Claims Bar Date applicable to the Debtor against whom the General Administrative Claim is asserted pursuant to the procedures specified in the Confirmation Order and the notice of the Effective Date. Holders of General Administrative Claims that are required to File and serve a request for payment of such General Administrative Claims by the Administrative Claims Bar Date that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such General Administrative Claims against the Debtors, the Reorganized Debtors, or their respective property and such General Administrative Claims shall be deemed forever discharged and released as of the Effective Date. Any requests for payment of General Administrative Claims that are not properly Filed and served by the Administrative Claims Bar Date shall not appear on the Claims Register and shall be disallowed automatically without the need for further action by the Debtors or the Reorganized Debtors or further order of the Bankruptcy Court.

2.	Professional Compensation.

(a)	Final Fee Applications.

All final requests for payment of Professional Fee Claims, including the Professional Fee Claims incurred during the period from the Petition Date through the Confirmation Date, must be Filed and served on the Reorganized Debtors no later than 45 days after the Confirmation Date. All such final requests will be subject to approval by the Bankruptcy Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Cases, including the Interim Compensation Order, and once approved by the Bankruptcy Court, promptly paid from the Professional Fee Escrow Account up to its full Allowed amount. If the Professional Fee Escrow Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims will be paid directly by the Reorganized Debtors.

(b)	Professional Fee Escrow Account.

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, the funding of which shall be allocated among the Debtors in a manner consistent with Article II.A.2(d) of the Plan. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by a Final Order. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors in a manner consistent with the allocation set forth in Article II.A.2(d) of the Plan, without any further action or order of the Bankruptcy Court.

(c)	Professional Fee Reserve Amount.

Professionals shall estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date and shall deliver such estimate to the Debtors no later than five days before the Effective Date, provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. The total amount estimated pursuant to this section shall comprise the Professional Fee Reserve Amount. The Professional Fee Reserve Amount, as well as the return of any excess funds in the Professional Fee Escrow Account after all Allowed Professional Fee Claims have been paid in full, shall be allocated as among the Debtors in a manner consistent with Article II.A.2(d) of the Plan.

(d)	Allocation of Professional Fee Claims.

Allowed Direct Professional Fee Claims shall be allocated to, and paid by, the applicable Debtor for whose direct benefit such Professional Fees Claims were incurred. Allowed Collective Professional Fee Claims shall be allocated to, and paid by, each Debtor in the same proportion that the amount of Allowed Direct Professional Fee Claims incurred by such Professional for such Debtor bears to the total amount of Allowed Direct Professional Fee Claims incurred by such Professional for all of the Debtors.

(e)	Post-Confirmation Date Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or Reorganized Debtors shall, in the ordinary course of business and without any further notice or application to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or Reorganized Debtors on or after the Confirmation Date. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

B.	DIP Claims.

1.	TCEH DIP Claims.

The TCEH DIP Claims shall be Allowed in the full amount due and owing under the TCEH DIP Credit Agreement, including all principal, accrued and accruing postpetition interest, costs, fees, and expenses. On the Effective Date, except to the extent that a Holder of an Allowed TCEH DIP Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, each Allowed TCEH DIP Claim, each such Holder shall receive payment in full in Cash on the Effective Date; provided that:

(a)	in respect of any TCEH DIP L/C that is outstanding on the Effective Date, at the option of Reorganized TCEH, (i) such TCEH DIP L/C shall have been cancelled (as evidenced by return of the original TCEH DIP L/C to the applicable TCEH DIP L/C Issuer for cancellation or, if no original was issued, written confirmation from the beneficiary of the TCEH DIP L/C to the TCEH DIP L/C Issuer, via swift or in the form of a release letter, that such outstanding TCEH DIP L/C is no longer in effect), (ii) such TCEH DIP L/C shall have been collateralized in Cash in an amount equal to 101% of the undrawn face amount of such TCEH DIP L/C, pursuant to documentation in form and substance satisfactory to the applicable TCEH DIP L/C Issuer, (iii) a back-to-back letter of credit in an amount equal to 101% of the undrawn face amount of such TCEH DIP L/C shall have been provided to the applicable TCEH DIP L/C Issuer on terms and from a financial institution acceptable to such TCEH DIP L/C Issuer, or (iv) such other treatment shall have been provided with respect to such TCEH DIP L/C as Reorganized TCEH and the applicable TCEH DIP L/C Issuer shall agree;

(b)	in respect of any TCEH DIP Secured Hedge Obligation that is outstanding on the Effective Date, at the option of Reorganized TCEH, (i) such TCEH DIP Secured Hedge Obligation shall be secured by a first priority Lien on the TCEH DIP Collateral on terms and conditions as Reorganized TCEH and the applicable TCEH DIP Secured Hedge Bank shall agree, (ii) such TCEH DIP Secured Hedge Obligation shall be repaid in full in Cash on the Effective Date, or (iii) such other treatment shall have been provided with respect to such TCEH DIP Secured Hedge Obligation as Reorganized TCEH and the applicable TCEH DIP Secured Hedge Bank shall agree; and

(c)	in respect of any TCEH DIP Secured Cash Management Obligation that is outstanding on the Effective Date, at the option of Reorganized TCEH, (i) such TCEH DIP Secured Cash Management Obligation shall be secured by a first priority Lien on the TCEH DIP Collateral on terms and conditions as Reorganized TCEH and the applicable TCEH DIP Secured Cash Management Bank shall agree, (ii) such TCEH DIP Secured Cash Management Obligation shall be repaid in full in Cash on the Effective Date, or (iii) such other treatment shall have been provided with respect to such TCEH DIP Secured Cash Management Obligation as Reorganized TCEH and the applicable TCEH DIP Secured Cash Management Bank shall agree; and

(d)	the TCEH DIP Contingent Obligations (including any and all expense reimbursement obligations of the TCEH Debtors that are contingent as of the Effective Date) shall survive the Effective Date on an unsecured basis, shall be paid by the applicable Reorganized Debtors as and when due under the TCEH DIP Credit Agreement, and shall not be discharged or released pursuant to the Plan or the Confirmation Order.

Contemporaneously with all amounts owing in respect of principal included in the TCEH DIP Claims (other than the TCEH DIP Secured Hedge Obligations, the TCEH DIP Secured Cash Management Obligations, and the TCEH DIP Contingent Obligations), interest accrued thereon to the date of payment, and fees, expenses, and non-contingent indemnification obligations then due and payable as required by the TCEH DIP Facility and arising before the Effective Date being paid in full in Cash (or, in the case of any outstanding TCEH DIP L/C, receiving treatment in accordance with Article II.B.1.(a) of the Plan): (a) the commitments under the TCEH DIP Facility shall automatically terminate; (b) except with respect to the TCEH DIP Contingent Obligations, the TCEH DIP Facility shall be deemed cancelled; (c) all mortgages, deeds of trust, Liens, pledges, and other security interests against any property of the Estates arising out of or related to the TCEH DIP Facility shall automatically terminate and be released, and all TCEH DIP Collateral subject to such mortgages, deeds of trust, Liens, pledges, and other security interests shall be automatically released, in each case without further action by the TCEH DIP Lenders; and (d) all guarantees of the Debtors and Reorganized Debtors arising out of or related to the TCEH DIP Claims shall be automatically discharged and released, in each case without further action by the TCEH DIP Lenders or any other Entity.

2.	EFIH First Lien DIP Claims.

The EFIH First Lien DIP Claims shall be Allowed in the full amount due and owing under the EFIH First Lien DIP Credit Agreement, including all principal, accrued and accruing postpetition interest, costs, fees, and expenses. On the Effective Date, except to the extent that a Holder of an Allowed EFIH First Lien DIP Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, each Allowed EFIH First Lien DIP Claim, each such Holder shall receive payment in full in Cash from the Priority Transaction Consideration Pool on the Effective Date; provided that:

(a)	in respect of any EFIH DIP Secured Hedge Obligation that is outstanding on the Effective Date, at the option of Reorganized EFIH, (i) such EFIH DIP Secured Hedge Obligation shall be secured by a first priority Lien on the EFIH DIP Collateral on terms and conditions as Reorganized EFIH and the applicable EFIH DIP Secured Hedge Bank shall agree, (ii) such EFIH DIP Secured Hedge Obligation shall be repaid in full in Cash on the Effective Date, or (iii) such other treatment shall have been provided with respect to such EFIH DIP Secured Hedge Obligation as Reorganized EFIH and the applicable EFIH DIP Secured Hedge Bank shall agree;

(b)	in respect of any EFIH DIP Secured Cash Management Obligation that is outstanding on the Effective Date, at the option of Reorganized EFIH, (i) such EFIH DIP Secured Cash Management Obligation shall be secured by a first priority Lien on the EFIH DIP Collateral on terms and conditions as the Debtors and the applicable EFIH DIP Secured Cash Management Bank shall agree, (ii) such EFIH DIP Secured Cash Management Obligation shall be repaid in full in Cash on the Effective Date, or (iii) such other treatment shall have been provided with respect to such EFIH DIP Secured Cash Management Obligation as Reorganized EFIH and the applicable EFIH DIP Secured Cash Management Bank shall agree; and

(c)	the EFIH First Lien DIP Contingent Obligations (including any and all expense reimbursement obligations of the EFIH Debtors that are contingent as of the Effective Date) shall survive the Effective Date on an unsecured basis, shall be paid by the applicable Reorganized Debtors as and when due under the EFIH First Lien DIP Credit Agreement, and shall not be discharged or released pursuant to the Plan or the Confirmation Order.

C.	Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests.

Claims and Interests, except for Administrative Claims, DIP Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date. The Debtors reserve the right to assert that the treatment provided to Holders of Claims and Interests pursuant to Article III.B of the Plan renders such Holders Unimpaired.

1.	Class Identification for the EFH Debtors.

The Plan constitutes a separate chapter 11 plan of reorganization for each EFH Debtor, each of which shall include the classifications set forth below. Subject to Article III.D of the Plan, to the extent that a Class contains Claims or Interests only with respect to one or more particular EFH Debtors, such Class applies solely to such EFH Debtor.

The following chart represents the classification of Claims and Interests for each EFH Debtor pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class A1	Other Secured Claims Against the EFH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class A2	Other Priority Claims Against the EFH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class A3	Legacy General Unsecured Claims Against EFH Corp.	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class A4	EFH Legacy Note Claims	Impaired	Entitled to Vote

Class A5	EFH Unexchanged Note Claims	Impaired	Entitled to Vote

Class A6	EFH LBO Note Primary Claims	Impaired	Entitled to Vote

Class A7	EFH Swap Claims	Impaired	Entitled to Vote

Class A8	EFH Non-Qualified Benefit Claims	Impaired	Entitled to Vote

Class A9	General Unsecured Claims Against EFH Corp.	Impaired	Entitled to Vote

Class A10	General Unsecured Claims Against the EFH Debtors Other Than EFH Corp.	Impaired	Entitled to Vote

Class A11	EFH Settlement Claim	Impaired	Entitled to Vote

Class A12	TCEH Settlement Claim	Impaired	Entitled to Vote

Class A13	EFH Debtor Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept or Reject)

Class A14	Non-EFH Debtor Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Class A15	Interests in EFH Debtors Other Than EFH Corp.	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class A16	Interests in EFH Corp.	Impaired	Entitled to Vote

2.	Class Identification for the EFIH Debtors.

The Plan constitutes a separate chapter 11 plan of reorganization for each EFIH Debtor, each of which shall include the classifications set forth below. Subject to Article III.D of the Plan, to the extent that a Class contains Claims or Interests only with respect to one or more particular EFIH Debtors, such Class applies solely such EFIH Debtor.

The following chart represents the classification of Claims and Interests for each EFIH Debtor pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class B1	Other Secured Claims Against the EFIH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class B2	Other Priority Claims Against the EFIH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class B3	EFIH First Lien Note Claims	Impaired	Entitled to Vote

Class B4	EFIH Second Lien Note Claims	Impaired	Entitled to Vote

Class B5	General Unsecured Claims Against the EFIH Debtors	Impaired	Entitled to Vote

Class B6	EFIH Debtor Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Class B7	Non-EFIH Debtor Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Class B8	Interests in EFIH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

3.	Class Identification for the TCEH Debtors.

The Plan constitutes a separate chapter 11 plan of reorganization for each TCEH Debtor, each of which shall include the classifications set forth below. Subject to Article III.D., to the extent that a Class contains Claims or Interests only with respect to one or more particular TCEH Debtors, such Class applies solely to such TCEH Debtor.

The following chart represents the classification of Claims and Interests for each TCEH Debtor pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class C1	Other Secured Claims Against the TCEH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class C2	Other Priority Claims Against the TCEH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class C3	TCEH First Lien Secured Claims	Impaired	Entitled to Vote

Class C4	TCEH Unsecured Debt Claims	Impaired	Entitled to Vote

Class C5	General Unsecured Claims Against the TCEH Debtors Other Than EFCH	Impaired	Entitled to Vote

Class C6	General Unsecured Claims Against EFCH	Impaired	Not Entitled to Vote (Deemed to Reject)

Class	Claims and Interests	Status	Voting Rights
Class C7	TCEH Debtor Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept or Reject)

Class C8	Non-TCEH Debtor Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Class C9	Interests in TCEH Debtors Other Than TCEH and EFCH	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class C10	Interests in TCEH and EFCH	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Claims and Interests.

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any Debtor, the classification of Allowed Claims and Allowed Interests is specified below.

1.	Class A1 - Other Secured Claims Against the EFH Debtors.

(a)	Classification: Class A1 consists of Other Secured Claims Against the EFH Debtors.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class A1 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A1, each such Holder shall receive, at the option of the applicable EFH Debtor(s), either:

(i)	payment in full in Cash from the Priority Transaction Consideration Pool;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Claim; or

(iv)	other treatment rendering such Claim Unimpaired.

(c)	Voting: Class A1 is Unimpaired under the Plan. Holders of Claims in Class A1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.	Class A2 - Other Priority Claims Against the EFH Debtors.

(a)	Classification: Class A2 consists of Other Priority Claims Against the EFH Debtors.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class A2 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A2, each such Holder shall receive, at the option of the applicable EFH Debtor(s), either:

(i)	payment in full in Cash from the Priority Transaction Consideration Pool; or

(ii)	other treatment rendering such Claim Unimpaired.

(c)	Voting: Class A2 is Unimpaired under the Plan. Holders of Claims in Class A2 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.	Class A3 - Legacy General Unsecured Claims Against the EFH Debtors.

(a)	Classification: Class A3 consists of Legacy General Unsecured Claims Against the EFH Debtors.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class A3 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A3, each such Holder shall receive, at the option of the applicable EFH Debtor(s), either:

(i)	payment in full in Cash from the Priority Transaction Consideration Pool;

(ii)	Reinstatement of such Claim; or

(iii)	other treatment rendering such Claim Unimpaired.

(c)	Voting: Class A3 is Unimpaired under the Plan. Holders of Claims in Class A3 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

4.	Class A4 - EFH Legacy Note Claims.

(a)	Classification: Class A4 consists of EFH Legacy Note Claims.

(b)	Allowance: As Class A4 Claims, the EFH Legacy Note Claims are Allowed the amount of either:

(i)	If Class A4 votes to accept the Plan, the EFH Legacy Note Claims shall be Allowed in an amount equal to:

A.	the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFH Legacy Notes; and

B.	(1) 25% of accrued but unpaid postpetition interest (including any interest on interest) on such principal on the terms set forth in the applicable indenture through the Effective Date plus (2) 15% of any Makewhole Claims.

(ii)	If Class A4 votes to reject the Plan, the EFH Legacy Note Claims shall be Allowed in an amount equal to:

A.	the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFH Legacy Notes; and

B.	the lesser of either:

(1)	the amount of EFH Transaction Consideration Pool and the Equity Transaction Consideration Pool available to satisfy such Claims less such principal, accrued but unpaid prepetition interest, the EFH Unexchanged Note Claims, the EFH Swap Claims, the EFH Non-Qualified Benefit Claims, and the General Unsecured Claims Against EFH Corp.; or

(2)	accrued but unpaid postpetition interest (not including any interest on interest) at the Federal Judgment Rate through the Effective Date, but not including, for the avoidance of doubt, any Makewhole Claims, unless otherwise ordered by Final Order.

(c)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class A4 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A4, each such Holder shall receive its Pro Rata share with all Other EFH Transaction Consideration Pool Claims, up to the amount of its Allowed Claim, of: (i) 49.645% of the EFH Transaction Consideration Pool; and (ii) 50% of amounts up to $210 million and 100% of amounts in excess of $210 million of the Equity Transaction Consideration Pool; provided, however, that EFIH shall waive any recovery on account of its Class A4 Claim.

(d)	Voting: Class A4 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A4 are entitled to vote to accept or reject the Plan.

5.	Class A5 - EFH Unexchanged Note Claims.

(a)	Classification: Class A5 consists of EFH Unexchanged Note Claims.

(b)	Allowance: As Class A5 Claims, the EFH Unexchanged Note Claims are Allowed in an amount equal to the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFH Unexchanged Notes.

(c)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class A5 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A5, each such Holder shall receive its Pro Rata share with all Other EFH Transaction Consideration Pool Claims, up to the amount of its Allowed Claim, of: (i) 49.645% of the EFH Transaction Consideration Pool; and (ii) 50% of amounts up to $210 million and 100% of amounts in excess of $210 million of the Equity Transaction Consideration Pool.

(d)	Voting: Class A5 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A5 are entitled to vote to accept or reject the Plan.

6.	Class A6 - EFH LBO Note Primary Claims.

(a)	Classification: Class A6 consists of EFH LBO Note Primary Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class A6 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A6, each such Holder shall receive payment, up to the Allowed amount of its Claim, on account of such Claims under Class B5 as Allowed EFH LBO Note Guaranty Claims.

(c)	Voting: Class A6 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A6 are entitled to vote to accept or reject the Plan.

7.	Class A7 - EFH Swap Claims.

(a)	Classification: Class A7 consists of EFH Swap Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class A7 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A7, each such Holder shall receive its Pro Rata share with all Other EFH Transaction Consideration Pool Claims, up to the amount of its Allowed Claim, of: (i) 49.645% of the EFH Transaction Consideration Pool; and (ii) 50% of amounts up to $210 million and 100% of amounts in excess of $210 million of the Equity Transaction Consideration Pool.

(c)	Voting: Class A7 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A7 are entitled to vote to accept or reject the Plan.

8.	Class A8 - EFH Non-Qualified Benefit Claims.

(a)	Classification: Class A8 consists of EFH Non-Qualified Benefit Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class A8 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A8, each such Holder shall receive its Pro Rata share with all Other EFH Transaction Consideration Pool Claims, up to the amount of its Allowed Claim, of: (i) 49.645% of the EFH Transaction Consideration Pool; and (ii) 50% of amounts up to $210 million and 100% of amounts in excess of $210 million of the Equity Transaction Consideration Pool.

(c)	Voting: Class A8 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A8 are entitled to vote to accept or reject the Plan.

9.	Class A9 - General Unsecured Claims Against EFH Corp.

(a)	Classification: Class A9 consists of General Unsecured Claims Against EFH Corp.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class A9 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A9, each such Holder shall receive its Pro Rata share with all Other EFH Transaction Consideration Pool Claims, up to the amount of its Allowed Claim, of: (i) 49.645% of the EFH Transaction Consideration Pool; and (ii) 50% of amounts up to $210 million and 100% of amounts in excess of $210 million of the Equity Transaction Consideration Pool; provided, however, that any recovery to Holders on account of such Allowed Claims shall be in the form of Cash Consideration.

(c)	Voting: Class A9 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A9 are entitled to vote to accept or reject the Plan.

10.	Class A10 - General Unsecured Claims Against the EFH Debtors Other Than EFH Corp.

(a)	Classification: Class A10 consists of General Unsecured Claims Against the EFH Debtors Other Than EFH Corp.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class A10 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A10, each such Holder shall receive the Liquidation Recovery.

(c)	Voting: Class A10 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A10 are entitled to vote to accept or reject the Plan.

11.	Class A11 - EFH Settlement Claim.

(a)	Classification: Class A11 consists of the EFH Settlement Claim.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class A11 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A11, each such Holder shall receive its Pro Rata share of 0.709% of the EFH Transaction Consideration Pool.

(c)	Voting: Class A11 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A11 are entitled to vote to accept or reject the Plan.

12.	Class A12 - TCEH Settlement Claim.

(a)	Classification: Class A12 consists of the TCEH Settlement Claim.

(b)	Treatment: Except to the extent that the Holder of the Allowed Claim in Class A12 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for the Allowed Claim in Class A12, the Holder shall receive its Pro Rata share of 49.645% of the EFH Transaction Consideration Pool.

(c)	Voting: Class A12 is Impaired under the Plan. Therefore, the Holder of the Allowed Claim in Class A12 are entitled to vote to accept or reject the Plan.

13.	Class A13 - EFH Debtor Intercompany Claims.

(a)	Classification: Class A13 consists of EFH Debtor Intercompany Claims.

(b)	Treatment: EFH Debtor Intercompany Claims shall be, at the option of the applicable EFH Debtor(s), either:

(i)	Reinstated; or

(ii)	cancelled and released without any distribution on account of such Claims.

(c)	Voting: Holders of Claims in Class A13 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

14.	Class A14 - Non-EFH Debtor Intercompany Claims.

(a)	Classification: Class A14 consists of Non-EFH Debtor Intercompany Claims.

(b)	Treatment: Non-EFH Debtor Intercompany Claims shall be cancelled and released without any distribution on account of such Claims.

(c)	Voting: Class A14 is Impaired under the Plan. Holders of Claims in Class A14 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

15.	Class A15 - Interests in the EFH Debtors Other Than EFH Corp.

(a)	Classification: Class A15 consists of Interests in the EFH Debtors Other Than EFH Corp.

(b)	Treatment: Interests in the EFH Debtors Other Than EFH Corp. shall be, at the option of the EFH Debtors, either:

(i)	Reinstated; or

(ii)	cancelled and released without any distribution on account of such Interests.

(c)	Voting: Class A15 is Unimpaired under the Plan. Holders of Interests in Class A15 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

16.	Class A16 - Interests in EFH Corp.

(a)	Classification: Class A16 consists of Interests in EFH Corp.

(b)	Treatment: Each Holder of Interests in Class A16 shall receive its Pro Rata share, after all Other EFH Transaction Consideration Pool Claims have been satisfied in full, of: (i) 49.645% of the EFH Transaction Consideration Pool; and (ii) 50% of amounts up to $210 million and 100% of amounts in excess of $210 million of the Equity Transaction Consideration Pool.

(c)	Voting: Class A16 is Impaired under the Plan. Therefore, Holders of Allowed Interests in Class A16 are entitled to vote to accept or reject the Plan.

17.	Class B1 - Other Secured Claims Against the EFIH Debtors.

(a)	Classification: Class B1 consists of Other Secured Claims Against the EFIH Debtors.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class B1 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B1, each such Holder shall receive, at the option of the applicable EFIH Debtor(s), either:

(i)	payment in full in Cash from the Priority Transaction Consideration Pool;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Claim; or

(iv)	other treatment rendering such Claim Unimpaired.

(c)	Voting: Class B1 is Unimpaired under the Plan. Holders of Claims in Class B1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

18.	Class B2 - Other Priority Claims Against the EFIH Debtors.

(a)	Classification: Class B2 consists of Other Priority Claims Against the EFIH Debtors.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class B2 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B2, each such Holder shall receive, at the option of the applicable EFIH Debtor(s), either:

(i)	payment in full in Cash from the Priority Transaction Consideration Pool; or

(ii)	other treatment rendering such Claim Unimpaired.

(c)	Voting: Class B2 is Unimpaired under the Plan. Holders of Claims in Class B2 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

19.	Class B3 - EFIH First Lien Note Claims.

(a)	Classification: Class B3 consists of EFIH First Lien Note Claims, if any.

(b)	Allowance: As Class B3 Claims, the EFIH First Lien Note Claims are disallowed in their entirety, unless such Claims are otherwise Allowed in any amount by Final Order.

(c)	Treatment: Only if such Claims are Allowed in any amount by Final Order, except to the extent that a Holder of an Allowed Claim in Class B3 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B3, each such Holder shall receive payment, up to the amount of its Allowed Claim, from either:

(i)	in the Merger Scenario, the EFIH Transaction Consideration Pool in first priority; or

(ii)	in the Backstop Scenario or Standalone Scenario, Tranche B New Reorganized EFIH First Lien Debt.

(d)	Voting: Class B3 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class B3 are entitled to vote to accept or reject the Plan; provided, however, that the Debtors reserve the right to assert that the treatment provided herein to Holders of EFIH First Lien Note Claims renders such Holders Unimpaired.

20.	Class B4 - EFIH Second Lien Note Claims.

(a)	Classification: Class B4 consists of EFIH Second Lien Note Claims.

(b)	Allowance: As Class B4 Claims, the EFIH Second Lien Note Claims are Allowed in the amount of either:

(i)	if Class B4 votes to accept the Plan, the EFIH Second Lien Note Claims shall be Allowed in an amount equal to:

A.	the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFIH Second Lien Notes;

B.	accrued but unpaid postpetition interest (including any Additional Interest and interest on interest) on such principal on the terms set forth in the EFIH Second Lien Note Indenture through the Effective Date; and

C.	5% of any Makewhole Claims on account of the EFIH Second Lien Notes; or

(ii)	if Class B4 votes to reject the Plan, the EFIH Second Lien Note Claims shall be Allowed Claims in an amount equal to:

A.	the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFIH Second Lien Notes; and

B.	accrued but unpaid postpetition interest (not including any Additional Interest and interest on interest) on such principal on the terms set forth in the EFIH Second Lien Note Indenture through the Effective Date, but not including, for the avoidance of doubt, any Makewhole Claims or any other alleged premiums, fees, or claims relating to the repayment of such Claims, or as otherwise ordered by Final Order.

(c)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class B4 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B4, each such Holder shall receive payment, up to the amount of its Allowed Claim, from either:

(i)	if Class B4 votes to accept the Plan, the EFIH Transaction Consideration Pool in second priority; or

(ii)	if Class B4 votes to reject the Plan, either:

A.	in the Merger Scenario, the EFIH Transaction Consideration Pool in second priority; or

B.	in the Backstop Scenario or Standalone Scenario, the New Reorganized EFIH Second Lien Debt.

(d)	Voting: Class B4 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class B4 are entitled to vote to accept or reject the Plan; provided, however, that the Debtors reserve the right to assert that the treatment provided herein to Holders of EFIH Second Lien Note Claims renders such Holders Unimpaired.

21.	Class B5 - General Unsecured Claims Against the EFIH Debtors.

(a)	Classification: Class B5 consists of General Unsecured Claims Against the EFIH Debtors.

(b)	Allowance: As Class B5 Claims, the EFIH Unsecured Note Claims and EFH LBO Note Guaranty Claims are Allowed in the amount of either:

(i)	if Class B5 votes to accept the Plan, the EFIH Unsecured Note Claims and EFH LBO Note Guaranty Claims shall be Allowed in an amount equal to:

A.	the principal amount outstanding, plus accrued but unpaid prepetition interest, under the respective indentures;

B.	25% of accrued but unpaid postpetition interest (including any Additional Interest and interest on interest) on such principal on the terms set forth in the applicable indenture through the Effective Date; and

C.	in the case of the EFIH Unsecured Notes Claims, 5% of any Makewhole Claims; or

(ii)	if Class B5 votes to reject the Plan, the EFIH Unsecured Note Claims and EFH LBO Note Guaranty Claims shall be Allowed in an amount equal to:

A.	the principal amount outstanding, plus accrued but unpaid prepetition interest, under the respective indentures; and

B.	accrued but unpaid postpetition interest (not including any Additional Interest or interest on interest) on such principal at the Federal Judgment Rate through the Effective Date, but not including, for the avoidance of doubt, any Makewhole Claims or any other alleged premiums, fees, or claims relating to the repayment of such Claims, unless otherwise ordered by Final Order.

(c)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class B5 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B5, each such Holder shall receive payment, up to the amount of its Allowed Claim, from the EFIH Transaction Consideration Pool in third priority.

(d)	Voting: Class B5 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class B5 are entitled to vote to accept or reject the Plan; provided, however, that the Debtors reserve the right to assert that the treatment provided herein to Holders of General Unsecured Claims Against the EFIH Debtors renders such Holders Unimpaired.

22.	Class B6 - EFIH Debtor Intercompany Claims.

(a)	Classification: Class B6 consists of EFIH Debtor Intercompany Claims.

(b)	Treatment: EFIH Debtor Intercompany Claims shall be cancelled and released without any distribution on account of such Claims.

(c)	Voting: Class B6 is Impaired under the Plan. Holders of Claims in Class B6 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

23.	Class B7 - Non-EFIH Debtor Intercompany Claims.

(a)	Classification: Class B7 consists of Non-EFIH Debtor Intercompany Claims.

(b)	Treatment: Non-EFIH Debtor Intercompany Claims shall be cancelled and released without any distribution on account of such Claims.

(c)	Voting: Class B7 is Impaired under the Plan. Holders of Claims in Class B7 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

24.	Class B8 - Interests in EFIH Debtors.

(a)	Classification: Class B8 consists of Interests in EFIH Debtors.

(b)	Treatment: Interests in EFIH Debtors shall be Reinstated.

(c)	Voting: Class B8 is Unimpaired under the Plan. Holders of Interests in Class B8 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

25.	Class C1 - Other Secured Claims Against the TCEH Debtors.

(a)	Classification: Class C1 consists of Other Secured Claims Against the TCEH Debtors.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class C1 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C1, each such Holder shall receive, at the option of the applicable TCEH Debtor(s), either:

(i)	payment in full in Cash;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Claim; or

(iv)	other treatment rendering such Claim Unimpaired.

(c)	Voting: Class C1 is Unimpaired under the Plan. Holders of Claims in Class C1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

26.	Class C2 - Other Priority Claims Against the TCEH Debtors.

(a)	Classification: Class C2 consists of Other Priority Claims Against the TCEH Debtors.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class C2 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C2, each such Holder shall receive, at the option of the applicable TCEH Debtor(s), either:

(i)	payment in full in Cash; or

(ii)	other treatment rendering such Claim Unimpaired.

(c)	Voting: Class C2 is Unimpaired under the Plan. Holders of Claims in Class C2 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

27.	Class C3 - TCEH First Lien Secured Claims.

(a)	Classification: Class C3 consists of TCEH First Lien Secured Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class C3 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C3, each such Holder thereof shall receive its Pro Rata share of:

(i)	100% of the Reorganized TCEH Common Stock, following the TCEH Basis Step-Up, subject to dilution after the Distribution only on account of the Reorganized TCEH Management Incentive Plan and the New Reorganized TCEH Warrants;

(ii)	100% of the net Cash proceeds from the issuance of the New Reorganized TCEH Debt after funding any Cash distributions required to be made by the TCEH Debtors under the Plan, including payment of the Cash amounts under TCEH Unsecured Settlement Distribution and payment in full of each Allowed TCEH DIP Claim, and providing for adequate post–Effective Date liquidity for TCEH as determined by the TCEH Debtors; provided that in respect of any TCEH L/C that is outstanding on the Effective Date, at the option of the applicable TCEH Debtor(s), (A) such TCEH L/C shall be cancelled (as evidenced by return of the original TCEH L/C to the applicable TCEH L/C Issuer for cancellation or, if no original was issued, written confirmation from the beneficiary of the TCEH L/C to the TCEH L/C Issuer, via swift or in the form of a release letter, that such outstanding TCEH L/C is no longer in effect), (B) such TCEH L/C shall have been collateralized in Cash in an amount equal to 100% of the undrawn face amount of such TCEH L/C, pursuant to documentation in form and substance satisfactory to the applicable TCEH L/C Issuer, (C) a back-to-back letter of credit in an amount equal to 100% of the undrawn face amount of such TCEH L/C shall have been provided to the applicable TCEH L/C Issuer on terms and from a financial institution acceptable to such TCEH L/C Issuer, or (D) such other treatment shall have been provided with respect to such TCEH L/C as the TCEH Debtors and the applicable TCEH L/C Issuer shall agree;

(iii)	[ ]% of the amounts distributed to TCEH on account of the TCEH Settlement Claim; and

(iv)	[ ]% of the amounts distributed to TCEH on account of the TCEH Equity Sharing Recovery.

(c)	Voting: Class C3 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class C3 are entitled to vote to accept or reject the Plan.

28.	Class C4 - TCEH Unsecured Debt Claims.

(a)	Classification: Class C4 consists of TCEH Unsecured Debt Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class C4 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C4, each such Holder shall receive its Pro Rata share of either:

(i)	if Class C4 votes to accept the Plan, the TCEH Unsecured Settlement Distribution; or

(ii)	if Class C4 votes to reject the Plan, the Liquidation Recovery, unless otherwise ordered by Final Order;

provided, however, that Holders of TCEH First Lien Deficiency Claims shall waive any recovery on account of their Class C4 Claims.

(c)	Voting: Class C4 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class C4 are entitled to vote to accept or reject the Plan.

29.	Class C5 - General Unsecured Claims Against the TCEH Debtors Other Than EFCH.

(a)	Classification: Class C5 consists of General Unsecured Claims Against the TCEH Debtors Other Than EFCH.

(b)	Treatment: Except to the extent that a Holder of an Allowed Claim in Class C5 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C5, each such Holder shall receive its Pro Rata share of either:

(i)	if Class C5 votes to accept the Plan, the TCEH Unsecured Settlement Distribution; or

(ii)	if Class C5 votes to reject the Plan, the Liquidation Recovery, unless otherwise ordered by Final Order;

provided, however, that any recovery to Holders of General Unsecured Claims Against the TCEH Debtors Other Than EFCH on account of such Allowed Claims shall be in the form of Cash.

(c)	Voting: Class C5 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class C5 are entitled to vote to accept or reject the Plan.

30.	Class C6 - General Unsecured Claims Against EFCH.

(a)	Classification: Class C6 consists of General Unsecured Claims Against EFCH.

(b)	Treatment: General Unsecured Claims Against EFCH shall be cancelled and released without any distribution on account of such Claims.

(c)	Voting: Class C6 is Impaired under the Plan. Holders of Claims in Class C6 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

31.	Class C7 - TCEH Debtor Intercompany Claims.

(a)	Classification: Class C7 consists of TCEH Debtor Intercompany Claims.

(b)	Treatment: TCEH Debtor Intercompany Claims shall be, at the option of the applicable TCEH Debtor(s), either:

(i)	Reinstated; or

(ii)	cancelled and released without any distribution on account of such Claims.

(c)	Voting: Holders of Claims in Class C7 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

32.	Class C8 - Non-TCEH Debtor Intercompany Claims.

(a)	Classification: Class C8 consists of Non-TCEH Debtor Intercompany Claims.

(b)	Treatment: Non-TCEH Debtor Intercompany Claims shall be cancelled and released without any distribution on account of such Claims.

(c)	Voting: Class C8 is Impaired under the Plan. Holders of Claims in Class C8 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

33.	Class C9 - Interests in TCEH Debtors Other Than TCEH and EFCH.

(a)	Classification: Class C9 consists of Interests in TCEH Debtors Other Than TCEH and EFCH.

(b)	Treatment: Interests in TCEH Debtors Other Than TCEH and EFCH shall be Reinstated.

(c)	Voting: Class C9 is Unimpaired under the Plan. Holders of Interests in Class C9 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

34.	Class C10 - Interests in TCEH and EFCH.

(a)	Classification: Class C10 consists of Interests in TCEH and EFCH.

(b)	Treatment: Interests in TCEH and EFCH shall be cancelled and released in accordance with the Tax-Free Spin-Off.

(c)	Voting: Class C10 is Impaired under the Plan. Holders of Interests in Class C10 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D.	Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes pursuant to the Disclosure Statement Order shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

E.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

F.	Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

G.	Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors reserve the right to re-classify any Allowed Claim in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

B.	Restructuring Transactions.

1.	Restructuring Transactions.

On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, will effectuate the Restructuring Transactions, including the Tax-Free Spin-Off and the Merger or Equity Investment, as applicable, and will take any actions as may be necessary or advisable to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Debtors, to the extent provided therein. The actions to implement the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be necessary or advisable, including making filings or recordings that may be required by law in connection with the Plan.

2.	Tax-Free Spin-Off.

Unless otherwise determined by the Debtors in advance of the Confirmation Date, including the Debtors acting at the direction of the Disinterested Directors and Managers with respect to Conflict Matters, the TCEH Debtors will undertake the Tax-Free Spin-Off, as follows: (a) before the Effective Date, TCEH will form a new subsidiary, Reorganized TCEH, as a Delaware limited liability company; (b) on the Effective Date, the Claims against TCEH will be cancelled in exchange for each Holder’s right to receive its recovery in accordance with the terms of the Plan; (c) immediately following such cancellation, TCEH and the EFH Debtors will make the Contribution to Reorganized TCEH, in exchange for which TCEH shall receive 100% of the Reorganized TCEH membership interests and all of the net Cash proceeds of the New Reorganized TCEH Debt; (d) immediately following the Contribution, Reorganized TCEH shall undertake the Reorganized TCEH Conversion; and (e) immediately following the Reorganized TCEH Conversion, TCEH will make the Distribution.

No funded debt of TCEH, including the TCEH First Lien Claims, TCEH Second Lien Note Claims, or TCEH Unsecured Note Claims, will be assumed by Reorganized TCEH pursuant to the Contribution, because all such Claims will have been cancelled pursuant to Article III.B and Article VIII immediately before the Contribution.

The Debtors will effectuate the Preferred Stock Sale to achieve the TCEH Basis Step-Up. As part of the Preferred Stock Sale, before the Reorganized TCEH Conversion, TCEH will form the Preferred Stock Entity. After the Contribution but before the Reorganized TCEH Conversion, Reorganized TCEH will contribute the equity in the Contributed TCEH Debtors (or potentially, certain assets or joint interests in certain assets) to the Preferred Stock Entity in exchange for the Preferred Stock Entity’s (a) common stock and (b) the New Reorganized TCEH Sub Preferred Stock. Immediately thereafter, and pursuant to a prearranged and binding agreement, Reorganized TCEH will issue the New Reorganized TCEH Sub Preferred Stock to a third party investor in exchange for Cash.

3.	Merger.

In the Merger Scenario only, on the Effective Date, EFH Corp., the Parent, and the Merger Sub will take all actions as may be necessary and appropriate to effect the Merger under the terms and conditions set forth in the Merger Agreement. Upon the satisfaction or waiver of each of the conditions set forth in Article VII of the Merger Agreement, on the Effective Date, EFH Corp. and the Parent will cause the Certificates of Merger to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with Section 18-209 of the Delaware Limited Liability Company Act and with the Secretary of State of the State of Texas as provided under Section 10.153 of the Texas Business Organizations Code, and shall take all such further actions, including making appropriate filings or recordings, as may be required by applicable law to make the Merger effective.

As set forth more fully in the Merger Agreement, on the Effective Date, Reorganized EFH will issue [                ] shares of Reorganized EFH Common Stock to Holders of Claims and Interests. Reorganized EFH will then merge with and into the Merger Sub in a reorganization under section 368(a)(1)(A) of the Internal Revenue Code, with the Merger Sub surviving as a wholly-owned subsidiary of the Parent. As a result of the Merger, the Merger Sub will acquire all of the assets of Reorganized EFH and the Legacy General Unsecured Claims against the EFH Debtors.

As consideration, each share of Reorganized EFH Common Stock issued and outstanding immediately before the Effective Date, other than the Excluded Shares, shall be converted into [                ] shares of Parent Common Stock with a Fair Market Value equal to the Per Share Stock Consideration on the terms set forth in the Merger Agreement. Upon conversion, all shares of Reorganized EFH Common Stock (including the Excluded Shares) shall no longer be outstanding and shall automatically cancel and cease to exist, including any and all rights with respect thereto. Simultaneously with the Merger, the Parent and the Merger Sub will fund all necessary cash amounts under the Merger Agreement.

4.	Equity Investment.

In the Backstop Scenario only, on the Effective Date immediately following the Tax-Free Spin-Off, the Backstop Parties will fund the Equity Investment, in an amount not to exceed the Backstop Commitment, to the extent Holders of Claims or Interests entitled to receive Transaction Consideration elect to receive Cash Consideration. On the Effective Date, the Debtors will pay the Backstop Fee to the Backstop Parties.

5.	Tax Matters Agreement.

On the Effective Date, Reorganized EFH, Reorganized TCEH, and in the Merger Scenario, the Parent and the Merger Sub, will enter into the Tax Matters Agreement.

6.	Transition Services Agreement.

On the Effective Date, Reorganized TCEH, Reorganized EFH, and Reorganized EFIH will enter into the Transition Services Agreement.

C.	Sources of Consideration for Plan Distributions.

On the Effective Date, the Reorganized Debtors shall fund distributions under the Plan, as applicable, with: (1) Cash on hand at the TCEH Debtors; (2) the Cash proceeds of the New Reorganized TCEH Debt; (3) the Reorganized TCEH Common Stock; (4) the Cash proceeds of the New Reorganized TCEH Sub Preferred Stock; (5) the New Reorganized TCEH Warrants; (6) the New Reorganized EFIH Debt or the Cash proceeds thereof; and (7) the Transaction Consideration, which shall include (a) the Cash Consideration and (b) the Stock Consideration. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

1.	Cash on Hand at the TCEH Debtors.

The Reorganized TCEH Debtors shall use Cash on hand at the TCEH Debtors to fund distributions to certain Holders of Claims Against the TCEH Debtors.

2.	New Reorganized TCEH Debt.

Before the Reorganized TCEH Conversion, Reorganized TCEH shall issue the New Reorganized TCEH Debt. Confirmation shall constitute approval of the New Reorganized TCEH Debt (including the transactions contemplated thereby, and all actions to be undertaken, undertakings to be made, and obligations to be incurred by Reorganized TCEH in connection therewith), and authorization for Reorganized TCEH to enter into and execute the New Reorganized TCEH Debt Documents, subject to such modifications as Reorganized TCEH may deem to be reasonably necessary to consummate the New Reorganized TCEH Debt Documents.

Reorganized TCEH will use the Cash proceeds of the New Reorganized TCEH Debt to fund distributions to certain Holders of Claims Against the TCEH Debtors in accordance with the Plan.

3.	Reorganized TCEH Common Stock.

Reorganized TCEH shall be authorized to issue 450,000,000 shares of Reorganized TCEH Common Stock, subject to dilution by the New Reorganized TCEH Warrants and the Reorganized TCEH Management Incentive Plan. Reorganized TCEH shall issue all securities, notes, instruments, certificates, and other documents required to be issued for the Reorganized TCEH Common Stock in respect of Reorganized TCEH or its subsidiaries. All of the shares of Reorganized TCEH Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

Certain Holders of Reorganized TCEH Common Stock will be parties to the Reorganized TCEH Registration Rights Agreement.

4.	New Reorganized TCEH Sub Preferred Stock.

Under the Preferred Stock Sale, the Preferred Stock Entity will be authorized to issue a certain number of shares of New Reorganized TCEH Sub Preferred Stock. The Preferred Stock Entity shall issue all securities, notes, instruments, certificates, and other documents required to be issued for the New Reorganized TCEH Sub Preferred Stock in respect of Reorganized TCEH or its subsidiaries. All of the shares of New Reorganized TCEH Sub Preferred Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

Reorganized TCEH will use the Cash proceeds from the sale of the New Reorganized TCEH Sub Preferred Stock to fund distributions to certain Holders of Claims Against the TCEH Debtors in accordance with the Plan.

5.	New Reorganized TCEH Warrants.

If Class C4 and/or C5 votes to accept the Plan and does not object to the Plan, Reorganized TCEH will issue the New Reorganized TCEH Warrants on the Effective Date. Reorganized TCEH shall issue all securities, notes, instruments, certificates, and other documents required to be issued for the New Reorganized TCEH Warrants in respect of Reorganized TCEH or its subsidiaries. All of the New Reorganized TCEH Warrants issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

6.	New Reorganized EFIH Debt.

Reorganized EFIH shall issue the New Reorganized EFIH Debt, as set forth in the Plan. Confirmation shall constitute approval of the New Reorganized EFIH Debt (including the transactions contemplated thereby, and all actions to be undertaken, undertakings to be made, and obligations to be incurred by Reorganized EFIH in connection therewith), and authorization for Reorganized EFIH to enter into and execute the New Reorganized EFIH Debt Documents, subject to such modifications as Reorganized EFIH may deem to be reasonably necessary to consummate the New Reorganized EFIH Debt Documents.

Reorganized EFH and Reorganized EFIH will use any Cash proceeds of the New Reorganized EFIH Debt to fund distributions to certain Holders of Claims and Interests of the EFH Debtors and EFIH Debtors in accordance with the Plan.

7.	Transaction Consideration.

On the Effective Date, the Reorganized EFH Debtors and Reorganized EFIH Debtors shall pay or issue and distribute the Transaction Consideration. The Total Transaction Consideration shall be applied with respect to distributions under the Plan in the following order: (x) the Cash Consideration shall be applied to the Priority

Transaction Consideration Pool; (y) the remaining Cash Consideration, if any, shall be applied first to the EFIH Transaction Consideration Pool until Claims entitled to share in the EFIH Transaction Consideration Pool have been satisfied in full and second to the EFH Transaction Consideration Pool; and (z) once the Cash Consideration has been fully distributed, the Stock Consideration shall be applied first to the EFIH Transaction Consideration Pool until Claims entitled to share in the EFIH Transaction Consideration Pool have been satisfied in full, second to the EFH Transaction Consideration Pool, and third to the Equity Transaction Consideration Pool; provided, however, in the Backstop Scenario and Standalone Scenario, each Holder of a Claim or Interest in such Class receiving Transaction Consideration under the Plan may elect to receive Stock Consideration in lieu of Cash Consideration on account of such Claim or Interest of such Holder to the extent consistent with the Intended Tax-Free Treatment under the Plan.

(a)	Cash Consideration.

The Debtors will use the Cash Consideration to fund distributions as set forth in the Plan.

(b)	Stock Consideration.

On the Effective Date, in the Merger Scenario, Reorganized EFH shall be authorized to issue [                ] shares of Reorganized EFH Common Stock, which shall be converted into [                ] shares of Parent Common Stock pursuant to and subject to the terms and conditions of the Merger Agreement (as described in Article IV.B.3 of the Plan). In the Backstop Scenario, Reorganized EFH shall be authorized to issue [                ] shares of Reorganized EFH Common Stock in aggregate value equal to the Backstop Plan Value less the Cash Consideration plus the Backstop Fee. In the Standalone Scenario, Reorganized EFH shall be authorized to issue [                ] shares of Reorganized EFH Common Stock in aggregate value equal to the Standalone Plan Value less the Cash Consideration.

Reorganized EFH shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant for the Stock Consideration in respect of Reorganized EFH or its subsidiaries. All of the shares of Reorganized EFH Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

D.	Intercompany Account Settlement.

Subject to the approval of the Debtors acting at the direction of the Disinterested Directors and Managers with respect to Conflict Matters, the Debtors and the Reorganized Debtors, as applicable, shall be entitled to transfer funds between and among themselves as they determine to be necessary or advisable to enable the Reorganized Debtors to satisfy their obligations under the Plan; provided, however, that (1) the TCEH Debtors shall not transfer funds to a Debtor that is not a TCEH Debtor, and (2) the EFH Debtors and EFIH Debtors shall not transfer funds to a Debtor that is not an EFH Debtor or an EFIH Debtor, respectively, except as otherwise provided elsewhere in the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Reorganized Debtors’ historical intercompany account settlement practices and shall not violate the terms of the Plan.

E.	Competitive Tax Sharing Agreement

On the Effective Date, the Competitive Tax Sharing Agreement shall automatically terminate and all Claims and Causes of Action arising thereunder or in any way related thereto shall be forever fully discharged, cancelled, and released.

F.	Corporate Existence.

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect before the

Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state or federal law).

G.	Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each applicable Reorganized Debtor, free and clear of all Liens, Claims, charges, Interests, or other encumbrances. Except as otherwise provided in the Plan, on and after the Effective Date, each of the Reorganized Debtors may operate their business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

H.	Cancellation of Existing Securities and Agreements.

Except as otherwise provided in the Plan, on and after the Effective Date, all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, including Other Secured Claims, TCEH First Lien Claims, EFIH First Lien Note Claims, EFIH Second Lien Note Claims, EFCH 2037 Note Claims, TCEH Second Lien Note Claims, TCEH Unsecured Note Claims, EFIH Unsecured Note Claims, EFH Legacy Note Claims, EFH LBO Note Primary Claims, EFH Unexchanged Note Claims, EFH Swap Claims, EFH LBO Note Guaranty Claims, and DIP Claims, shall be deemed cancelled, surrendered, and discharged without any need for further action or approval of the Bankruptcy Court or a Holder to take further action with respect to any note(s) or security and the obligations of the Debtors or Reorganized Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full and discharged, and the Indenture Trustees, the TCEH First Lien Agent, and the DIP Agents shall be released from all duties thereunder; provided, however, that notwithstanding Confirmation or Consummation, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of: (1) allowing Holders to receive distributions under the Plan; and (2) allowing the Indenture Trustees, the TCEH First Lien Agent, and the DIP Agents to make the distributions in accordance with the Plan (if any), as applicable; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable.

I.	Corporate Action.

On the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (1) implementation of the Restructuring Transactions, including the Tax-Free Spin-Off and the Merger Agreement or Equity Investment, as applicable; (2) selection of the directors and officers for the Reorganized Debtors; (3) adoption of the New Employment Agreements; (4) adoption of the Reorganized TCEH Management Incentive Plan; (5) adoption of the Reorganized EFH/EFIH Management Incentive Plan; (6) issuance of the New Reorganized TCEH Debt and distribution of the net proceeds therefrom; (7) issuance of the New Reorganized EFIH Debt and distribution of the net proceeds therefrom; (7) issuance and distribution of the Reorganized TCEH Common Stock; (8) issuance and distribution of the New Reorganized TCEH Warrants; (9) issuance and distribution of the Reorganized EFH Common Stock; (10) issuance and distribution of the New Reorganized TCEH Sub Preferred Stock; and (11) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect as of the Effective Date, without any requirement of further action by the Bankruptcy Court, security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors. On or before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, securities, and instruments, and take such actions, contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Reorganized TCEH Debt Documents, the

New Reorganized EFIH Debt Documents, the Reorganized TCEH Common Stock, the Reorganized TCEH Sub Preferred Stock, the form of the New Reorganized TCEH Warrants, and the Reorganized EFH Common Stock, as applicable, and any and all other agreements, documents, securities, and instruments relating to the foregoing, and all such documents shall be deemed ratified. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy law.

J.	New Organizational Documents.

On the Effective Date, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state of incorporation or formation in accordance with the applicable laws of the respective state of incorporation or formation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents and other constituent documents as permitted by the laws of their respective state of incorporation and its respective New Organizational Documents.

K.	Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the term of the current members of the board of directors of the Debtors shall expire, and the initial boards of directors, including the New Boards, and the officers of each of the Reorganized Debtors shall be appointed in accordance with the respective New Organizational Documents. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement the identity and affiliations of any person proposed to serve on the initial board of directors or be an officer of each of the Reorganized Debtors. To the extent any such director or officer of the Reorganized Debtors is an “insider” under the Bankruptcy Code, the Debtors also will disclose the nature of any compensation to be paid to such director or officer. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents, the New Employment Agreements, and other constituent documents of the Reorganized Debtors.

L.	Section 1146 Exemption.

Pursuant to section 1146 of the Bankruptcy Code, any transfers of property pursuant to, in contemplation of, or in connection with, the Plan; including (1) the Restructuring Transactions, including the Tax-Free Spin-Off, the Preferred Stock Sale, and the Merger or the Equity Investment, as applicable; (2) the New Reorganized TCEH Debt; (3) the New Reorganized EFIH Debt; (4) the Reorganized TCEH Common Stock; (5) the New Reorganized TCEH Warrants; (6) the Reorganized EFH Common Stock; (7) the New Reorganized TCEH Sub Preferred Stock; and (8) in the Merger Scenario, the Parent Common Stock, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer, sale, or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

M.	Director, Officer, Manager, and Employee Liability Insurance.

On or before the Effective Date, the Debtors, on behalf of the Reorganized Debtors will obtain sufficient liability insurance policy coverage for the six-year period following the Effective Date for the benefit of the Debtors’ current and former directors, managers, officers, and employees on terms no less favorable to the directors, managers, officers, and employees than the Debtors’ existing director, officer, manager, and employee coverage and with an available aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement; provided, however, that the costs of such policies shall be reasonably allocated among the Debtors. After the Effective Date, none of the Debtors or the Reorganized Debtors, as applicable, shall terminate or otherwise reduce the coverage under any director, officer, manager, and employee insurance policies (including the “tail policy”) in effect on the Effective Date, with respect to conduct occurring prior thereto, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date.

N.	Management Incentive Plans.

The Reorganized TCEH Management Incentive Plan and the Reorganized EFH/EFIH Management Incentive Plan are hereby approved in their entirety and shall be implemented on the Effective Date by the applicable Reorganized Debtors without any further action by the New Boards or the Bankruptcy Court.

O.	Employee Obligations.

Except as otherwise set forth in the Plan, the Reorganized TCEH Debtors shall honor the Debtors’ written contracts, agreements, policies, programs and plans for, among other things, compensation, reimbursement, indemnity, health care benefits, disability benefits, deferred compensation benefits, travel benefits (including retiree travel benefits), vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for bonuses and other incentives or compensation for the directors, officers and employees of any of the Debtors who served in such capacity at any time. To the extent that the above-listed contracts, agreements, policies, programs and plans are executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, each of them will be deemed assumed as of the Effective Date and assigned to Reorganized TCEH to the extent Reorganized TCEH is not party to such executory contracts.

Employees who are party to employment agreements with the Debtors shall either: (i) have such agreements or arrangements assumed pursuant to the Plan; or (ii) enter into New Employment Agreements, as may be agreed between the beneficiaries of such agreements, plans, or arrangements and the applicable Debtors.

P.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, respectively, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain the Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

Q.	Payment of Certain Fees.

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Reorganized Debtors shall pay on the Effective Date any reasonable and documented unpaid fees and expenses incurred on or before the Effective Date by professionals for fees and expenses payable under (1) the DIP Facilities, (2) the Merger Agreement or Backstop Agreement, as applicable, (3) the Cash Collateral Order, including any applicable transaction, success, or similar fees for which the Debtors have agreed to be obligated. All amounts distributed and paid pursuant to this Article IV.R shall not be subject to disgorgement, setoff, recoupment, reduction, or reallocation of any kind.

R.	Treatment of Certain Claims of the PBGC and Pension Plan.

Assuming the Pension Plan is not terminated in the course of the Chapter 11 Cases, no provision contained herein, the Disclosure Statement, the Confirmation Order, or section 1141 of the Bankruptcy Code, shall be construed as discharging, releasing, or relieving any party, in any capacity, from any liability with respect to the Pension Plan under any law, government policy, or regulatory provision. The PBGC and the Pension Plan shall not be enjoined or precluded from enforcing such liability against any party as a result of the Plan’s provisions for satisfaction, release, and discharge of such claims or Causes of Action.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, except as otherwise provided in the Plan, all Executory Contracts or Unexpired Leases, not previously assumed or rejected pursuant to an order of the Bankruptcy Court, will be deemed to be Assumed Executory Contracts or Unexpired Leases, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (1) previously were assumed or rejected by the Debtors; (2) are identified on the Rejected Executory Contract and Unexpired Lease List; (3) are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (4) are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and the rejection of the Executory Contracts or Unexpired Leases listed on the Rejected Executory Contract and Unexpired Lease List pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to this Article V.A or by any order of the Bankruptcy Court, which has not been assigned to a third party before the Confirmation Date, shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. The Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the schedules of Executory Contracts and Unexpired Leases identified in this Article V and in the Plan Supplement at any time through and including 45 days after the Effective Date.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed within 30 days after the later of: (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection; (2) the effective date of such rejection; or (3) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims against the applicable Debtor, and shall be treated in accordance with the Plan.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

Any monetary defaults under each Assumed Executory Contract and Unexpired Lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. At least 14 days before the Confirmation Hearing, the Debtors will provide for notices of proposed assumption and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be Filed, served, and actually received by the Debtors at least seven days before the Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have consented to such assumption or proposed cure amount.

Assumption of any Executory Contract or Unexpired Lease shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any Assumed Executory Contract or Unexpired Lease at any time before the effective date of assumption. Any Proofs of Claim Filed with respect to an Assumed Executory Contract or Unexpired Lease shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases.

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed by the Executory Contract or Unexpired Lease counterparty or counterparties to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases.

E.	Indemnification Obligations.

Notwithstanding anything in the Plan to the contrary, each Indemnification Obligation shall be assumed by the applicable Debtor, effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code or otherwise. Each Indemnification Obligation shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose. The TCEH Debtors and Reorganized TCEH shall assume the Indemnification Obligations for the current and former directors, officers, managers, employees, and other professionals of the TCEH Debtors, in their capacities as such, and the EFH Debtors and Reorganized EFH shall assume the Indemnification Obligations for the current and former directors, officers, managers, employees, and other professionals of the EFH Debtors or EFIH Debtors, in their capacities as such; provided that the TCEH Debtors and Reorganized TCEH shall not assume, and shall not have any liability for, any Indemnification Obligations for the current and former directors, officers, managers, employees, and other professionals of the EFH Debtors or EFIH Debtors, in their capacities as such, and the EFH Debtors, Reorganized EFH, EFIH Debtors, and Reorganized EFIH shall not assume, and shall not have any liability for, any Indemnification Obligations for the current and former directors, officers, managers, employees, and other professionals of the TCEH Debtors, in their capacities as such.

F.	Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims.

G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements have been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

H.	Reservation of Rights.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List or the Assumed Executory Contract and Unexpired Lease List, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease.

I.	Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

J.	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Assumed Executory Contracts and Unexpired Leases, will be performed by the applicable Debtor or the applicable Reorganized Debtor liable thereunder in the ordinary course of their business. Accordingly, any such contracts and leases (including any Assumed Executory Contracts and Unexpired Leases) that have not been rejected as of the date of Confirmation shall survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Allowed Interest in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.	Disbursing Agent.

All distributions under the Plan shall be made by the Disbursing Agent on the Effective Date, or as soon as reasonably practicable thereafter, in accordance with the Plan. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

C.	Rights and Powers of Disbursing Agent.

1.	Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

2.	Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors. Reorganized TCEH shall only be obligated to pay the reasonable fees and expenses incurred by the Disbursing Agent for distributions related to Claims against the TCEH Debtors, and Reorganized EFH and Reorganized EFIH shall only be obligated to pay the reasonable fees and expenses incurred by the Disbursing Agent for distributions related to Claims against the EFH Debtors and EFIH Debtors.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1.	Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date.

2.	Delivery of Distributions in General.

Except as otherwise provided herein, the Reorganized Debtors shall make distributions to Holders of Allowed Claims and Allowed Interests as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the Distribution Record Date shall not apply to publicly-traded Securities. The manner of such distributions shall be determined at the discretion of the Reorganized Debtors, and the address for each Holder of an Allowed Claim or Allowed Interest shall be deemed to be the address set forth in any Proof of Claim or Interest Filed by that Holder.

3.	Delivery of Distributions on DIP Claims.

All distributions on account of DIP Claims shall be made to the applicable DIP Agent, who shall be deemed to be the Holder of such DIP Claims, as applicable, for purposes of distributions to be made hereunder. As soon as practicable following compliance with the requirements set forth in this Article VI, the applicable DIP Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of DIP Claims in accordance with the terms of the DIP Facilities, as applicable, subject to any modifications to such distributions in accordance with the terms of the Plan; provided, however, that the DIP Agents shall retain all rights as administrative agents under the DIP Facilities in connection with the delivery of distributions to DIP Lenders. The DIP Agents shall not have any liability to any person with respect to distributions made or directed to be made by the DIP Agents.

4.	No Fractional Distributions.

No fractional shares of Reorganized TCEH Common Stock or Reorganized EFH Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an applicable Allowed Claim or Allowed Interest would otherwise result in the issuance of a number of shares of Reorganized TCEH Common Stock or Reorganized EFH Common Stock that is not a whole number, the actual distribution of shares of Reorganized TCEH Common Stock or Reorganized EFH Common Stock shall be rounded as follows: (a) fractions of one-half ( 1⁄2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half ( 1⁄2) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of Reorganized TCEH Common Stock or Reorganized EFH Common Stock to be distributed to Holders of Allowed Claims and Allowed Interests shall be adjusted as necessary to account for the foregoing rounding. In the Merger Scenario, with respect to Parent Common Stock, the distributions of fractional shares or Cash in lieu of such fractional amounts shall be governed by the Merger Agreement.

5.	Minimum Distribution.

No Cash payment of less than $100.00 shall be made to a Holder of an Allowed Claim on account of such Allowed Claim.

6.	Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the applicable Distribution Date. After such date, all unclaimed property or interests in property shall revert to the applicable Reorganized Debtor(s) automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the claim of any Holder to such property shall be fully discharged, released, and forever barred.

E.	Manner of Payment.

All distributions of the Reorganized TCEH Common Stock, Reorganized EFH Common Stock, the Parent Common Stock, the New Reorganized EFIH Debt, the New Reorganized TCEH Debt, and the New Reorganized TCEH Warrants, as applicable, to the Holders of Allowed Claims and Interests under the Plan shall be made by the Disbursing Agent on behalf of the Reorganized Debtors. All distributions of Cash to the Holders of Allowed Claims and Interests under the Plan shall be made by the Disbursing Agent on behalf of the Reorganized Debtors. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements. All Cash distributions to be made hereunder to the DIP Agents on account of the DIP Claims shall be made by wire transfer.

F.	Section 1145 Exemption.

Pursuant to section 1145 of the Bankruptcy Code, the issuance of (1) the Reorganized TCEH Common Stock, (2) the Reorganized EFH Common Stock, (3) in the Merger Scenario, the Parent Common Stock, (4) the New Reorganized TCEH Debt, (5) the New Reorganized EFIH Debt, and (6) the New Reorganized TCEH Warrants, as contemplated by the Plan is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration before the offering, issuance, distribution, or sale of Securities. The Reorganized TCEH Common Stock, the New Reorganized TCEH Warrants, the Reorganized EFH Common Stock, the Parent Common Stock, the New Reorganized TCEH Debt, and the New Reorganized EFIH Debt, as applicable, (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and (b) are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the Reorganized TCEH Common Stock, the New Reorganized TCEH Warrants, the Reorganized EFH Common Stock, the New Reorganized TCEH Debt, or the New Reorganized EFIH Debt, through the facilities of the DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of Reorganized TCEH Common Stock, the New Reorganized TCEH Warrants, the Reorganized EFH Common Stock, the New Reorganized TCEH Debt, and the New Reorganized EFIH Debt, under applicable securities laws.

The DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Reorganized TCEH Common Stock, the New Reorganized TCEH Warrants, the Reorganized EFH Common Stock, the Parent Common Stock, the New Reorganized TCEH Debt, and the New Reorganized EFIH Debt, as applicable, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

G.	Compliance with Tax Requirements.

In connection with the Plan, the applicable Reorganized Debtor(s) shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent, as applicable, shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, and establishing any other mechanisms they believe are reasonable and appropriate to comply with such requirements. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

H.	No Postpetition or Default Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, and notwithstanding any documents that govern the Debtors’ prepetition funded indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims and (2) no Holder of a Claim shall be entitled to: (a) interest accruing on or after the Petition Date on any such Claim; or (b) interest at the contract default rate, as applicable.

I.	Setoffs and Recoupment.

The Debtors and Reorganized Debtors, as applicable, may, but shall not be required to, setoff against or recoup any payments or distributions to be made pursuant to the Plan in respect of any Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim it may have against the Holder of such Claim.

J.	No Double Payment of Claims.

To the extent that a Claim is Allowed against more than one Debtor’s Estate, there shall be only a single recovery on account of that Allowed Claim, but the Holder of an Allowed Claim against more than one Debtor may recover distributions from all co-obligor Debtors’ Estates until the Holder has received payment in full on the Allowed Claims. No Holder of an Allowed Claim shall be entitled to receive more than payment in full of its Allowed Claim, and each Claim shall be administered and treated in the manner provided by the Plan only until payment in full on that Allowed Claim.

K.	Claims Paid or Payable by Third Parties.

1.	Claims Paid by Third Parties.

The Debtors or the Reorganized Debtors, as applicable, shall reduce a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in on account of such Claim from a party that is not a Debtor or a Reorganized Debtor (other than the Disbursing Agent). Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

2.	Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims.

Except as otherwise set forth in the Plan, after the Effective Date, each the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim immediately before the Effective Date. This Article VII of the Plan shall not apply to the DIP Claims, which Claims shall be Allowed in full and shall not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or entity.

B.	Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the applicable Reorganized Debtor(s) shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

Except with respect to Claims and Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII, if one or more Entities have sought and obtained standing to prosecute a Cause of Action on behalf of one or more of the Debtors’ Estates and such Entities are prosecuting such Causes of Actions as of the Effective Date, then such Entities will have the sole authority, solely with respect to such Causes of Action, to File, withdraw, litigate to judgment, settle, compromise, or take any other actions in respect of such Causes of Action.

C.	Estimation of Claims.

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

D.	Adjustment to Claims without Objection.

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtors without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Time to File Objections to Claims or Interests.

Any objections to Claims or Interests shall be Filed on or before the later of (1) the date that is 180 days after the Effective Date and (2) such date as may be fixed by the Bankruptcy Court, after notice and a hearing, upon a motion Filed before the expiration of the deadline to object to Claims or Interests.

F.	Disallowance of Claims.

Any Claims held by Entities from which the Bankruptcy Court has determined that property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer that the Bankruptcy Court has determined is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and the full amount of such obligation to the Debtors has been paid or turned over in full. All Proofs of Claim Filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the

Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. All Proofs of Claim Filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent the Reorganized Entities elect to honor such employee benefit, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed, any and all Proofs of Claim Filed after the Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order.

G.	Amendments to Proofs of Claim.

On or after the Effective Date, a Proof of Claim or Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Proof of Claim or Interest Filed shall be deemed disallowed in full and expunged without any further action.

H.	Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless before the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered before the Confirmation Date determining such Claim as no longer contingent.

I.	No Distributions Pending Allowance.

If an objection to a Claim or portion thereof is Filed as set forth in Article VII.B of the Plan, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim.

J.	Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, less any previous distribution (if any) that was made on account of the undisputed portion of such Claim, without any interest, dividends, or accruals to be paid on account of such Claim unless required under such order or judgment of the Bankruptcy Court.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

B.	Release of Liens.

Except as otherwise specifically provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with Article III.B.1, III.B.10, or III.B.18 of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors.

C.	Releases by the Debtors.

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Liability Management Program, the Tax Sharing Agreements, the 2007 Acquisition, the Management Agreement, the 2011 Amend and Extend Transactions, the 2005 Oncor Transfer, the Luminant Makewhole Settlement, the Shared Services, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the EFIH First Lien Settlement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Merger Agreement, the Backstop Agreement, or the DIP Facilities, the Chapter 11 Cases, the Disclosure Statement, the Plan, the Merger Agreement, the Backstop Agreement, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, the Merger Agreement, the Backstop Agreement, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

D.	Releases by Holders of Claims and Interests.

As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Liability Management Program, the Tax Sharing Agreements, the 2007 Acquisition, the Management Agreement, the 2011 Amend and Extend Transactions, the 2005 Oncor Transfer, the Luminant Makewhole Settlement, the Shared Services, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the EFIH First Lien Settlement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Merger Agreement, the Backstop Agreement, or the DIP Facilities, the Chapter 11 Cases, the Disclosure Statement, the Plan, the Merger Agreement, the Backstop Agreement, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, the Merger Agreement, the Backstop Agreement, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

E.	Exculpation.

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Merger Agreement, the Backstop Agreement, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement, the Plan, the Merger Agreement, the Backstop Agreement, or the DIP Facilities, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, the Merger Agreement, the Backstop Agreement, or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

F.	Injunction.

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims or interests that have been released pursuant to Article VIII.C or Article VIII.D of the Plan, shall be discharged pursuant to Article VIII.A of the Plan, or are subject to exculpation pursuant to Article VIII.E of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, or the Released Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

G.	Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.	Recoupment.

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Proof of Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

I.	Subordination Rights.

The classification and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and any such rights shall be settled, compromised, and released pursuant to the Plan.

J.	Document Retention.

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Confirmation.

It shall be a condition to Confirmation that the following shall have been satisfied or waived pursuant to the provisions of Article IX.C of the Plan:

1. the Bankruptcy Court shall have entered the Confirmation Order in a manner consistent in all material respects with the Plan and the Merger Agreement or Backstop Agreement, as applicable; and

2. the Confirmation Order shall:

(a)	authorize the Debtors and the Reorganized Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan and the Merger or Equity Investment, as applicable;

(b)	decree that the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent;

(c)	authorize the Debtors and Reorganized Debtors, as applicable/necessary, to: (i) implement the Restructuring Transactions, including the Tax-Free Spin-Off and the Merger or Equity Investment, as applicable; (ii) issue and distribute the Reorganized EFH Common Stock, the Parent Common Stock, as applicable, the New Reorganized TCEH Debt, the Reorganized TCEH Common Stock, the New Reorganized TCEH Warrants, and the New Reorganized EFIH Debt, each pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (iii) make all distributions and issuances as required under the Plan, including Cash, the Total Transaction Consideration, the New Reorganized TCEH Warrants, the Reorganized EFH Common Stock, the New Reorganized TCEH Debt, the Reorganized TCEH Common Stock, the New Reorganized TCEH Warrants, the New Reorganized TCEH Sub Preferred Stock, and the New Reorganized EFIH Debt; and (iv) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement; and

(d)	provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order in furtherance of, or in connection with, any transfers of property pursuant to the Plan, including any deeds, mortgages, security interest filings, bills of sale, or assignments executed in connection with (1) the Restructuring Transactions, including the Tax-Free Spin-Off, the Preferred Stock Sale, and the Merger or Equity Investment, as applicable; (2) issuance of the New Reorganized TCEH Debt; (3) issuance of the New Reorganized EFIH Debt; (4) issuance of the Reorganized TCEH Common Stock; (5) issuance of the New Reorganized TCEH Warrants; (6) issuance of the Reorganized EFH Common Stock; (7) issuance of the New Reorganized TCEH Sub Preferred Stock; and (8) in the Merger Scenario, issuance of the Parent Common Stock, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

B.	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C of the Plan:

1. the Confirmation Order shall have been duly entered;

2. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan and the Merger, including from the FERC, PUC, and NRC, as applicable, provided that the PUC Regulatory Approval shall not be required to implement and effectuate the Plan as to the TCEH Debtors, provided further that with respect to the Merger Agreement or the Backstop Agreement, as applicable, PUC Regulatory Approval shall be considered obtained if the PUC issues its conditional approval of the Restructuring Transactions;

3. the Debtors shall have obtained the Private Letter Ruling from the IRS to the reasonable satisfaction of EFH Corp., the Plan Sponsor, and TCEH; provided, however, that the failure of the Private Letter Ruling to rule that (i) the Contribution and Distribution qualify as a reorganization within the meaning of section 368(a)(1)(G) of the Internal Revenue Code; (ii) the Distribution constitutes a transaction qualifying under sections 355 and 356 of the Internal Revenue Code; or (iii) the Distribution is not used principally as a device for the distribution of earnings and profits of EFH Corp. or Reorganized TCEH, in each case shall not be grounds for concluding the Private Letter Ruling is not to the reasonable satisfaction of either EFH Corp., the Plan Sponsor, or TCEH;

4. Reorganized EFH, Reorganized TCEH, and, in the Merger Scenario, the Parent and the Merger Sub, shall have executed the Tax Matters Agreement;

5. in the Merger Scenario, the Parent Common Stock shall have been approved for listing on the NYSE or NASDAQ, subject to official notice of issuance, and either (i) in the Merger Scenario, a Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and the Parent shall have received all state securities or “blue sky” authorizations necessary for the issuance of the Stock Consideration; or (ii) the SEC shall have issued a favorable “no-action” letter agreeing that the exemption from the registration requirements of the Securities Act and from applicable state securities laws provided by section 1145 of the Bankruptcy Code is applicable in connection with the issuance of the Stock Consideration;

6. in the Merger Scenario, the representations of EFH Corp., the Parent, and the Merger Sub in the Merger Agreement shall be true and correct as of the Effective Date, except any failure to be true and correct that has not had, individually or in the aggregate, a material adverse effect;

7. in the Backstop Scenario, the representations of Debtors and the Backstop Parties in the Backstop Agreement shall be true and correct as of the Effective Date, except any failure to be true and correct that has not had, individually or in the aggregate, a material adverse effect;

8. the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been Filed in a manner consistent in all material respects with the Plan and the Merger Agreement;

9. all Allowed Professional Fee Claims approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such Allowed Professional Fee Claims after the Effective Date have been placed in the Professional Fee Escrow Account pending approval of the Professional Fee Claims by the Bankruptcy Court; and

10. the Debtors shall have implemented the Restructuring Transactions, including the Merger or Equity Investment, as applicable, and the Tax-Free Spin-Off, in a manner consistent in all material respects with the Plan and the Merger Agreement or Backstop Agreement, as applicable.

C.	Waiver of Conditions.

Except with respect to Article IX.B.9, the conditions to Confirmation and Consummation set forth in this Article IX may be waived by the Debtors, including the Debtors acting at the direction of the Disinterested Directors and Managers with respect to Conflict Matters.

D.	Effect of Failure of Conditions.

Unless extended by the Debtors, including the Debtors acting at the direction of the Disinterested Directors and Managers with respect to Conflict Matters, if Consummation does not occur within 365 days of the Confirmation Date, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments.

Except as otherwise specifically provided in the Plan, each of the Debtors, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, reserves the right to modify the Plan, whether such modification is material or immaterial, and to seek Confirmation consistent with the Bankruptcy Code. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, each of the Debtors, including, in the case of any Conflict Matter between any Debtors, each of the Debtors acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, expressly reserves its respective rights to alter, amend, or modify the Plan, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary or advisable to carry out the purposes and intent of the Plan. Any modification to the Plan shall be in form and substance reasonably acceptable to the DIP Agents (and solely with respect to the payment of the DIP Facilities, acceptable).

B.	Effect of Confirmation on Modifications.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan.

Each of the Debtors, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, reserves the right to revoke or withdraw the Plan before the Confirmation Date and to File subsequent plans for any reason, including to the extent the Debtors receive a higher or otherwise better offer than what is provided for in the Plan, or if pursuing Confirmation of the Plan would be inconsistent with any Debtor’s fiduciary duties. Each of the Debtors, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, further reserves the right to revoke or withdraw the Plan after the Confirmation Date without regard to section 1144 of the Bankruptcy Code. If any of the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code to the extent provided under applicable law, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2. hear and determine matters related to the DIP Facilities and the DIP Orders;

3. decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

4. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors’ amending, modifying, or supplementing, after the Effective Date, pursuant to Article V of the Plan, any Executory Contracts or Unexpired Leases to the Assumed List of Executory Contracts and Unexpired Leases, Rejected List of Executory Contracts and Unexpired Leases, or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7. enter and implement such orders as may be necessary to execute, implement, or consummate the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement, including injunctions or other actions as may be necessary to restrain interference by an Entity with Consummation or enforcement of the Plan;

8. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9. adjudicate, decide, or resolve any and all matters related to the Merger, the Merger Agreement, the Equity Investment, or the Backstop Agreement, as applicable;

10. grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

11. resolve any cases, controversies, suits, disputes, Causes of Action, or any other matters that may arise in connection with the Consummation, interpretation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions, including the Merger or the Equity Investment, as applicable, and the Tax-Free Spin-Off, or any Entity’s obligations incurred in connection with the foregoing, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions;

12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan and enter such orders as may be necessary to implement such releases, injunctions, and other provisions;

13. resolve any cases, controversies, suits, disputes, or Causes of Action relating to the distribution or the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VI.K.1 of the Plan;

14. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15. enter an order or decree concluding or closing the Chapter 11 Cases;

16. adjudicate any and all disputes arising from or relating to distributions under the Plan;

17. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

19. except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

20. enforce all orders previously entered by the Bankruptcy Court; and

21. hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect.

Subject to Article IX.B of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, exculpations, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. Nothing in the Plan or the Confirmation Order affects the DIP Lenders’ rights or interests provided under the DIP Facilities, the DIP Agreements, or the DIP Orders, including with respect to (1) any waivers or releases contained therein or (2) the DIP Agents’ rights to exercise event of default remedies (including after the Confirmation Date and before the Effective Date), until the DIP Claims are satisfied in full.

B.	Additional Documents.

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or advisable to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

D.	Statutory Committee and Cessation of Fee and Expense Payment.

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases (including the EFH/EFIH Committee and the TCEH Committee) shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date.

E.	Reservation of Rights.

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor or any other Entity with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1.	if to the Debtors, to:

Energy Future Holdings Corp.

1601 Bryan Street,

Dallas, Texas 75201

Attention: Stacey Doré, Andrew Wright, Cecily Gooch

Email address: stacey.dore@energyfutureholdings.com,

andrew.wright@energyfutureholdings.com, cecily.gooch@energyfutureholdings.com with copies to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-4900

Attention: Edward O. Sassower, P.C., Stephen E. Hessler, and Brian E. Schartz

E-mail addresses: edward.sassower@kirkland.com, stephen.hessler@kirkland.com, and brian.schartz@kirkland.com

—and—

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Facsimile: (312) 862-2200

Attention: James H.M. Sprayregen, P.C., Marc Kieselstein, P.C., Chad J. Husnick, and Steven N. Serajeddini

E-mail addresses: james.sprayregen@kirkland.com, marc.kieselstein@kirkland.com, chad.husnick@kirkland.com, and steven.serajeddini@kirkland.com

—and—

Proskauer Rose LLP

Three First National Plaza

70 W. Madison Street, Suite 3800

Chicago, Illinois 60602

Facsimile: (312) 962-3551

Attention: Jeff J. Marwil, Mark. K. Thomas, and Peter J. Young

E-mail addresses: jmarwil@proskauer.com, mthomas@proskauer.com, pyoung@proskauer.com

—and—

Cravath Swaine and Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Facsimile: (212) 474-3700

Attention: Richard Levin and Philip Gelston

E-mail address: rlevin@cravath.com, pgelston@cravath.com

—and—

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, CA 90071

Facsimile: (213) 683-4022

Attention: Thomas B. Walper and Seth Goldman

E-mail addresses: thomas.walper@mto.com and seth.goldman@mto.com

2.	if to the TCEH DIP Agent, to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Attention: Evan R. Fleck and Karen Gartenberg

E-mail addresses: EFleck@milbank.com and KGartenberg@milbank.com

3.	if to the EFIH First Lien DIP Agent, to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention: Fredric Sosnick and Ned S. Schodek

E-mail addresses: fsosnick@shearman.com and ned.schodek@shearman.com

4.	if to the Plan Sponsor, to:

[                    ]

After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Entire Agreement.

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, including the Merger Agreement or Backstop Agreement, all of which have become merged and integrated into the Plan.

J.	Exhibits.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at http://www.efhcaseinfo.com or the Bankruptcy Court’s website at www.deb.uscourts.gov.

K.	Nonseverability of Plan Provisions.

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; and (3) nonseverable and mutually dependent.

L.	Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law (including the Securities Act), rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M.	Waiver or Estoppel.

Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed before the Confirmation Date.

N.	Conflicts.

Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, the Merger Agreement or the Backstop Agreement, as applicable, or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control; provided, however, with respect to any conflict or inconsistency between the Plan, the Merger Agreement or the Backstop Agreement, as applicable, and the Confirmation Order, the Confirmation Order shall govern.

[Remainder of page intentionally left blank.]

Dated: April 14, 2015

Respectfully submitted,

ENERGY FUTURE HOLDINGS CORP.
TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC
4CHANGE ENERGY COMPANY
4CHANGE ENERGY HOLDINGS LLC
BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC
BIG BROWN POWER COMPANY LLC
BRIGHTEN ENERGY LLC
BRIGHTEN HOLDINGS LLC
COLLIN POWER COMPANY LLC
DALLAS POWER & LIGHT COMPANY, INC.
DECORDOVA II POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC
EAGLE MOUNTAIN POWER COMPANY LLC
EBASCO SERVICES OF CANADA LIMITED
EEC HOLDINGS, INC.
EECI, INC.
EFH AUSTRALIA (NO. 2) HOLDINGS COMPANY
EFH CG HOLDINGS COMPANY LP
EFH CG MANAGEMENT COMPANY LLC
EFH CORPORATE SERVICES COMPANY
EFIH FINANCE (NO. 2) HOLDINGS COMPANY
EFIH FINANCE INC.
EFH FS HOLDINGS COMPANY
ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC
ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC
EFH RENEWABLES COMPANY LLC
GENERATION DEVELOPMENT COMPANY LLC
GENERATION MT COMPANY LLC
GENERATION SVC COMPANY
LAKE CREEK 3 POWER COMPANY LLC
LONE STAR ENERGY COMPANY, INC.
LONE STAR PIPELINE COMPANY, INC.
LSGT GAS COMPANY LLC
LSGT SACROC, INC.
LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC
LUMINANT ENERGY TRADING CALIFORNIA COMPANY
LUMINANT ET SERVICES COMPANY
LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC
LUMINANT MINERAL DEVELOPMENT COMPANY LLC
LUMINANT MINING COMPANY LLC
LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC
MONTICELLO 4 POWER COMPANY LLC
MORGAN CREEK 7 POWER COMPANY LLC
NCA DEVELOPMENT COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC
OAK GROVE MANAGEMENT COMPANY LLC
OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC
SANDOW POWER COMPANY LLC

SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
TCEH FINANCE, INC.
TEXAS ELECTRIC SERVICE COMPANY, INC.
TEXAS ENERGY INDUSTRIES COMPANY, INC.
TEXAS POWER & LIGHT COMPANY, INC.
TEXAS UTILITIES COMPANY, INC.
TEXAS UTILITIES ELECTRIC COMPANY, INC.
TRADINGHOUSE 3 & 4 POWER COMPANY LLC
TRADINGHOUSE POWER COMPANY LLC
TXU ELECTRIC COMPANY, INC.
TXU ENERGY RECEIVABLES COMPANY LLC
TXU ENERGY RETAIL COMPANY LLC
TXU ENERGY SOLUTIONS COMPANY LLC
TXU RECEIVABLES COMPANY
TXU RETAIL SERVICES COMPANY
TXU SEM COMPANY
VALLEY NG POWER COMPANY LLC
VALLEY POWER COMPANY LLC

By:	/s/ Paul M. Keglevic

Name:	Paul M. Keglevic
Title:	Executive Vice President, Chief Financial Officer, and Co-Chief Restructuring Officer of EFH Corp., EFIH, EFCH, and TCEH

Prepared by:

KIRKLAND & ELLIS LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800 (telephone)

—and—

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000 (telephone)

—and—

RICHARDS LAYTON & FINGER

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700 (telephone)

Counsel to the Debtors and Debtors in Possession

—and—

PROSKAUER ROSE LLP

Three First National Plaza

70 W. Madison Street, Suite 3800

Chicago, IL 60602

(312) 962-3550 (telephone)

Co-Counsel to the Debtor Energy Future Holdings Corp.

—and—

CRAVATH, SWAINE AND MOORE LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1978 (telephone)

Co-Counsel to the Debtor Energy Future Intermediate Holding Company LLC

—and—

MUNGER, TOLLES & OLSON LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California 90071

(213) 683-9100 (telephone)

Co-Counsel to the TCEH Debtors

EXHIBIT A

TCEH’s Debtor Subsidiaries

4Change Energy Company

4Change Energy Holdings LLC

Big Brown 3 Power Company LLC

Big Brown Lignite Company LLC

Big Brown Power Company LLC

Collin Power Company LLC

DeCordova Power Company LLC

DeCordova II Power Company LLC

Eagle Mountain Power Company LLC

Generation MT Company LLC

Generation SVC Company

Lake Creek 3 Power Company LLC

Luminant Big Brown Mining Company LLC

Luminant Energy Company LLC

Luminant Energy Trading California Company

Luminant ET Services Company

Luminant Generation Company LLC

Luminant Holding Company LLC

Luminant Mineral Development Company LLC

Luminant Mining Company LLC

Luminant Renewables Company LLC

Martin Lake 4 Power Company LLC

Monticello 4 Power Company LLC

Morgan Creek 7 Power Company LLC

NCA Resources Development Company LLC

Oak Grove Management Company LLC

Oak Grove Mining Company LLC

Oak Grove Power Company LLC

Sandow Power Company LLC

TCEH Finance, Inc.

Tradinghouse 3 & 4 Power Company LLC

Tradinghouse Power Company LLC

TXU Energy Receivables Company LLC

TXU Energy Retail Company LLC

TXU Energy Solutions Company LLC

TXU Retail Services Company

TXU SEM Company

Valley NG Power Company LLC

Valley Power Company LLC